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                                                                    Exhibit 4.41

                                CREDIT AGREEMENT

                          dated as of November 14, 2001

                                      among

                               TECO ENERGY, INC.,
                              a Florida Corporation
                                   (Borrower)

                                 CITIBANK, N.A.,
                             as Administrative Agent

         SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES, LLC,
                              as Co-Lead Arrangers

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

             THE BANK OF NOVA SCOTIA, BNP PARIBAS and SUNTRUST BANK,
                           as Co-Documentation Agents

                              JPMORGAN CHASE BANK,
                               as LC Issuing Bank

                                       and

                    THE FINANCIAL INSTITUTIONS PARTIES HERETO
                                    (Lenders)
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                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS.......................................................1

  1.1 Definitions............................................................1
  1.2 Rules of Interpretation................................................1

ARTICLE II. THE CREDIT FACILITIES............................................1

  2.1 Credit Facilities......................................................1
    2.1.1 Revolving Credit Facilities........................................1
    2.1.2 Term Loan Facility.................................................3
    2.1.3 Interest Provisions Applicable to all Loans........................4
    2.1.4 Conversion of Loans................................................5
    2.1.5 Loan Principal Payment.............................................6
    2.1.6 Promissory Notes...................................................6
    2.1.7 Prepayments........................................................7
  2.2 Letter of Credit Facility..............................................7
    2.2.1 Issuance of the Letters of Credit..................................7
    2.2.2 Availability.......................................................7
    2.2.3 Notice of LC Activity..............................................7
    2.2.4 Reimbursement......................................................8
    2.2.5 Reimbursement Obligation Absolute..................................8
    2.2.6 Reduction and Reinstatement of Stated Amount.......................9
    2.2.7 Lender Participation..............................................10
    2.2.8 Commercial Practices..............................................11
    2.2.9 Term of Letters of Credit.........................................11
    2.2.10  Liability of LC Issuing Bank....................................12
  2.3 Total Commitments and Fees............................................12
    2.3.1 Total Commitment..................................................12
    2.3.2 Letter of Credit Commitment.......................................12
    2.3.3 Reductions and Cancellations......................................12
    2.3.4 Increases.........................................................13
  2.4 Fees..................................................................14
    2.4.1 Up Front Fees.....................................................14
    2.4.2 Facility Fees.....................................................15
    2.4.3 Letter of Credit Fees.............................................15
  2.5 Other Payment Terms...................................................16
    2.5.1 Place and Manner..................................................16
    2.5.2 Date 17
    2.5.3 Late Payments.....................................................17
    2.5.4 Net of Taxes, Etc.................................................17
    2.5.5 Application of Payments...........................................18
    2.5.6 Failure to Pay Administrative Agent...............................19
    2.5.7 Withholding Exemption Certificates................................19
  2.6 Pro Rata Treatment....................................................20
    2.6.1 Borrowings, Commitment Reductions, Etc............................20
    2.6.2 Sharing of Payments, Etc..........................................20
  2.7 Change of Circumstances...............................................21
    2.7.1 Inability to Determine Rates......................................21
    2.7.2 Illegality........................................................21
    2.7.3 Increased Costs...................................................21
    2.7.4 Capital Requirements..............................................22
    2.7.5 Notice; Participating Lenders' Rights.............................22
  2.8 Funding Losses........................................................23
  2.9 Alternate Office, Minimization of Costs...............................23
    2.9.1 Minimization of Costs.............................................23


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    2.9.2 Replacement Rights................................................23
    2.9.3 Alternate Office..................................................24

ARTICLE III. CONDITIONS PRECEDENT...........................................24

  3.1 Conditions Precedent to the Closing Date..............................24
    3.1.1 Credit Facility Documents.........................................24
    3.1.2 Resolutions.......................................................24
    3.1.3 Incumbency........................................................25
    3.1.4 Legal Opinions....................................................25
    3.1.5 Accuracy of Representations and Warranties........................25
    3.1.6 Financial Statements..............................................25
    3.1.7 No Defaults.......................................................25
    3.1.8 Notice of Borrowing...............................................25
    3.1.9 Certificate of Borrower...........................................25
    3.1.10  Payment of Fees.................................................25
  3.2 Conditions Precedent to Each Borrowing, Term-Conversion and LC
            Activity........................................................25
    3.2.1 Accuracy of Representations and Warranties........................26
    3.2.2 No Defaults.......................................................26
    3.2.3 No Material Adverse Effect........................................26
    3.2.4 Notice of Borrowing; Term-Conversion or LC Activity...............26

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................26

  4.1   Corporate Existence and Business....................................26
  4.2   Power and Authorization; Enforceable Obligations....................26
  4.3   No Legal Bar........................................................27
  4.4   No Proceeding or Litigation.........................................27
  4.5   Governmental Approvals..............................................27
  4.6   Financial Statements................................................27
  4.7   True and Complete Disclosure........................................28
  4.8   Investment Company Act..............................................28
  4.9   Compliance with Law.................................................28
  4.10  ERISA...............................................................28

ARTICLE V. COVENANTS OF BORROWER............................................28

  5.1   Existence...........................................................28
  5.2   Consents, Legal Compliance..........................................29
  5.3   Prohibition of Certain Transfers....................................29
  5.4   Payment and Performance of Material Obligations.....................30
  5.5   Taxes...............................................................30
  5.6   Maintenance of Property, Insurance..................................30
  5.7   Compliance with Laws, Instruments, Etc..............................30
  5.8   No Change in Business...............................................31
  5.9   Financial Statements................................................31
  5.10  Notices.............................................................32
  5.11  Financial Covenants.................................................32
  5.12  Indemnification.....................................................32

ARTICLE VI. EVENTS OF DEFAULT; REMEDIES.....................................35

  6.1 Events of Default.....................................................35
    6.1.1 Payments..........................................................35
    6.1.2 Debt Cross Default................................................35
    6.1.3 Bankruptcy; Insolvency............................................35
    6.1.4 Misstatements; Omissions..........................................35
    6.1.5 Breach of Terms of Agreement......................................35
    6.1.6 Judgments.........................................................35
    6.1.7 Change in Control.................................................36


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    6.1.8 ERISA Violations..................................................36
    6.1.9 Security..........................................................36
  6.2 Remedies..............................................................36
    6.2.1 No Further Loans..................................................37
    6.2.2 Cure by Administrative Agent......................................37
    6.2.3 Acceleration......................................................37
    6.2.4 Cash Collateralization of Letters of Credit.......................37

ARTICLE VII. ADMINISTRATIVE AGENT, SUBSTITUTION, AMENDMENTS, ETC............38

  7.1   Appointment, Powers and Immunities..................................38
  7.2   Reliance............................................................39
  7.3   Non-Reliance........................................................39
  7.4   Defaults............................................................39
  7.5   Indemnification.....................................................40
  7.6   Successor Administrative Agent......................................40
  7.7   Authorization.......................................................41
  7.8   Administrative Agent's Other Roles..................................41
  7.9   Amendments; Waivers.................................................42
  7.10  Withholding Tax.....................................................43
  7.11  General Provisions as to Payments...................................43
  7.12  Substitution of Lender..............................................43
  7.13  Participations......................................................44
  7.14  Transfer of Commitments.............................................45
  7.15  Laws................................................................45
  7.16  Assignability as Collateral.........................................46

ARTICLE VIII. MISCELLANEOUS.................................................46

  8.1   Addresses...........................................................46
  8.2   Additional Security; Right to Set-Off...............................47
  8.3   Delay and Waiver....................................................47
  8.4   Costs, Expenses and Attorneys' Fees.................................48
  8.5   Entire Agreement....................................................48
  8.6   Governing Law.......................................................48
  8.7   Severability........................................................48
  8.8   Headings............................................................48
  8.9   Accounting Terms....................................................48
  8.10  No Partnership, Etc.................................................49
  8.11  Limitation on Liability.............................................49
  8.12  Waiver of Jury Trial................................................49
  8.13  Consent to Jurisdiction.............................................49
  8.14  Knowledge and Attribution...........................................50
  8.15  Successors and Assigns..............................................50
  8.16  Counterparts........................................................50


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             INDEX OF SCHEDULES AND EXHIBITS

Schedule 1A Lenders, Lending Offices and Proportionate Shares under 364-Day Facility

Schedule 1B Lenders, Lending Offices and Proportionate Shares under 3-Year Facility

Schedule 5.3 Exceptions to Prohibition on Transfers

Exhibit A    Definitions and Rules of Interpretation

Exhibit B    Form of Note

Exhibit C-1  Form of Notice of Borrowing

Exhibit C-2  Form of Notice of Conversion of Loan Type

Exhibit C-3  Form of Confirmation of Interest Period Selection

Exhibit C-4  Form of Notice of Term-Conversion

Exhibit C-5  Form of Notice of LC Activity

Exhibit D    Form of Borrower's Closing Certificate


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            THIS CREDIT AGREEMENT (this "Agreement") dated as of November 14,
2001, is entered into among TECO Energy, Inc., a Florida corporation ("Borrower"), CITIBANK, N.A., as administrative agent for the Lenders ("Administrative Agent"), SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES, LLC, as co-lead arrangers, BANK OF AMERICA, N.A., as syndication agent, THE BANK OF NOVA SCOTIA, BNP PARIBAS, and SUNTRUST BANK, as co-documentation agents, JPMORGAN CHASE BANK, as LC Issuing Bank, and the financial institutions listed on Schedules 1A or 1B or who later become a party hereto (the "Lenders").

                                    RECITALS

      A. Borrower desires to obtain financing for commercial paper backstop and for general corporate purposes and, in connection therewith, has requested that the Lenders provide such financing to Borrower; and

      B. The Lenders are willing to provide to Borrower (i) a $350,000,000 three hundred sixty-four (364) day unsecured revolving credit facility with a one-year term loan conversion option (the "364-Day Facility"), and (ii) a $350,000,000 three (3) year unsecured revolving credit facility, including a letter of credit facility with a sub-limit of $250,000,000 (the "3-Year Facility"), each with an option to increase the principal amount of such credit facility and otherwise upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the agreements herein and in the other Credit Facility Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      1.1 Definitions.

            Except as otherwise expressly provided, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.

      1.2 Rules of Interpretation.

            Except as otherwise expressly provided, the Rules of Interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Facility Documents.

                                  ARTICLE II.
                              THE CREDIT FACILITIES

      2.1 Credit Facilities.

            2.1.1 Revolving Credit Facilities.


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                  2.1.1.1 Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to advance to Borrower, under each Facility, from time to time prior to the Commitment Termination Date applicable to such Facility, an advance (each, a "Revolving Loan"), in an aggregate principal amount not to exceed such Lender's Commitment in respect of such Facility. Subject to the provisions of this Agreement, each Revolving Loan shall be funded by the Lenders as described in Section 2.1.1.3. Borrower may, subject to the provisions of this Agreement, borrow, repay and reborrow under the Facilities from time to time prior to the respective Commitment Termination Date of the applicable Facility.

                  2.1.1.2 Notice of Borrowing. Borrower shall request Revolving Loans under either Facility by delivering to Administrative Agent a written notice in the form of Exhibit C-1, appropriately completed (a "Notice of Borrowing") which specifies, among other things:

                        (a) The principal portion of the requested Borrowing which will bear interest as provided in (A) Section 2.1.3.1(a) (individually, a "Base Rate Revolving Loan") and (B) Section 2.1.3.1.(b) (individually, a "LIBOR Revolving Loan");

                        (b) The amount of the requested Borrowing, which shall be in the minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (except in the case of a Revolving Loan of all remaining undrawn amounts under a Facility);

                        (c) The date of the requested Borrowing, which shall be a Banking Day;

                        (d) The account(s) to which the proceeds of the Borrowing are to be deposited, as contemplated by Section 2.1.1.3(d); and

                        (e) The Facility under which such Revolving Loan is requested.

Borrower shall deliver each such Notice of Borrowing so as to provide not less than the Minimum Notice Period. Any Notice of Borrowing may be modified or revoked by Borrower through the Banking Day prior to the applicable Minimum Notice Period, and thereafter shall be irrevocable.

                  2.1.1.3 Revolving Loan Funding.

                        (a) Notice. The Notice of Borrowing shall be delivered to Administrative Agent in accordance with Section 8.1. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Borrowing.

                        (b) Pro Rata Loans. Each Revolving Loan shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares of the Facility under which such Revolving Loan is made, with each Borrowing to consist of a Revolving Loan by each Lender equal to such Lender's Proportionate Share of such Borrowing.


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                        (c) Lender Funding. Each Lender under each Facility
shall, before 12:00 noon in the case of LIBOR Revolving Loans and 2:00 p.m. in the case of Base Rate Revolving Loans, in each case, on the date of each Borrowing under such Facility, make available to Administrative Agent at its office specified in Section 8.1, in same day funds, such Lender's Proportionate Share of such Borrowing. The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Revolving Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

                        (d) Funding of Revolving Loans. No later than 2:00 p.m. in the case of LIBOR Revolving Loans and 3:00 p.m. in the case of Base Rate Revolving Loans, in each case, on the date specified in each Notice of Borrowing, if the applicable conditions precedent listed in Article III have been satisfied or waived and to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Revolving Loans requested in such Notice of Borrowing in Dollars and in immediately available funds, at Administrative Agent's New York Branch, and shall transfer such funds to the bank account(s) specified by Borrower in the Notice of Borrowing delivered in respect of such Borrowing.

            2.1.2 Term Loan Facility.

                  2.1.2.1 Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make to Borrower on the Commitment Termination Date applicable to the 364-Day Facility, at the request of Borrower, a term loan under this Section 2.1.2.1 (individually a "Term Loan" and collectively the "Term Loans") in an aggregate principal amount not to exceed the lesser of (i) the amount of then outstanding Revolving Loans made by such Lender under the 364-Day Facility and (ii) such Lender's 364-Day Facility Commitment. Each Lender shall make its Term Loans by converting its outstanding 364-Day Facility Revolving Loans to Term Loans on the Commitment Termination Date applicable to the 364-Day Facility (collectively, the "Term-Conversion").

                  2.1.2.2 Notice of Term-Conversion. Subject to the satisfaction of the conditions set forth in Section 3.2, Borrower may request the Term-Conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-4, appropriately completed ("Notice of Term-Conversion"), which specifies:

                        (a) The principal portion of the Term Loans which will bear interest as provided in (A) Section 2.1.3.1(a) (individually, a "Base Rate Term Loan") and/or (B) Section 2.1.3.1(b) (individually, a "LIBOR Term Loan");

                        (b) The aggregate amount of the Term Loans, which shall not exceed the lesser of (A) the aggregate amount of Revolving Loans made under the 364-Day Facility and outstanding on the Commitment Termination Date applicable thereto and (B) the Total 364-Day Facility Commitment; and


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                        (c) If any Term Loans are to consist of LIBOR Loans, the
initial Interest Periods selected by Borrower for such Loans.

      Borrower shall so deliver the Notice of Term-Conversion to Administrative Agent so as to provide at least the Minimum Notice Period applicable to Loans of the Type requested upon Term-Conversion. The Notice of Term-Conversion may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and thereafter shall be irrevocable.

            2.1.3 Interest Provisions Applicable to all Loans.

                  2.1.3.1 Loan Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity or prepayment thereof at one of the following rates per annum:

                        (a) With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a Base Rate Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change).

                        (b) With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a LIBOR Loan, at a rate per annum during each Interest Period for such LIBOR Loan equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

                  2.1.3.2 Interest Provisions. Unless otherwise specified by Borrower in a Notice of Borrowing, Notice of Term-Conversion or Notice of Conversion of Loan Type and except as otherwise provided for herein, all Loans shall be Base Rate Loans. Subject to the applicable limitations set forth herein, Loans shall bear interest based upon the LIBOR Rate as specified by Borrower in the applicable Notice of Borrowing, Notice of Term-Conversion or Notice of Conversion of Loan Type. Borrower shall not request, and the Lenders shall not be obligated to make, LIBOR Loans at any time an Inchoate Default or Event of Default exists. If an Event of Default exists at the end of an Interest Period, the LIBOR Loans whose Interest Period is then ending shall automatically convert to Base Rate Loans at such time.

                  2.1.3.3 Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter, (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to each LIBOR Loan and, with respect to Interest Periods longer than three months, the last Banking Day of each calendar quarter, and (iii) in all cases, upon prepayment (to the extent thereof and including any optional prepayments), upon conversion from one Type of Loan to another Type and at maturity (whether by acceleration or otherwise).

                  2.1.3.4 Interest Periods.

                        (a) Each Interest Period selected by Borrower for all LIBOR Loans shall be one, two, three or six months or such other period as close to six months as is practicable to enable Borrower to limit the number of LIBOR Loans as required by this Section 2.1.3.4(a) or to comply with clause (C) of the next sentence. Notwithstanding anything to the contrary in the previous sentence, (A) any Interest Period which would otherwise end on a day


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which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day; (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the next calendar month; (C) any Interest Period for a Loan which would otherwise end after the Maturity Date applicable to the Facility under which such Loan was provided shall end on the Maturity Date applicable to such Facility; (D) Borrower may not at any time have outstanding more than five different Interest Periods under each Facility relating to LIBOR Loans; and (E) LIBOR Loans for each Facility and each Interest Period shall be in the amount of at least $1,000,000.

                        (b) Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of interest rates in effect at such time for given Interest Periods and Administrative Agent shall promptly provide such quotation. Borrower may select an Interest Period telephonically within the time periods specified in Section 2.1.1.2, which selection shall be irrevocable on and after commencement of the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Administrative Agent by telecopy on the day such notice is given (in substantially the form of Exhibit C-3, a "Confirmation of Interest Period Selection") and Administrative Agent shall promptly forward the same to the Lenders. Borrower shall promptly deliver to Administrative Agent the original of the Confirmation of Interest Period Selection initially delivered by telecopy. If Borrower fails to notify Administrative Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.3.4(b), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of the Confirmation of Interest Period Selection) notify Borrower of each determination of the interest rate applicable to each Loan.

                  2.1.3.5 Interest Account and Interest Computations. Borrower authorizes Administrative Agent to record in an account or accounts maintained by Administrative Agent on its books (i) the interest rates applicable to all Loans and the effective dates of all changes thereto, (ii) the Interest Period for each LIBOR Loan, (iii) the date and amount of each principal and interest payment on each Loan and (iv) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder. Borrower agrees that all computations by Administrative Agent of interest shall be conclusive in the absence of demonstrable error. All computations of interest on Base Rate Loans shall be based upon a year of 365 or 366 days and the actual days elapsed since the last interest payment date, and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on LIBOR Loans shall be based upon a year of 360 days and the actual days elapsed.

            2.1.4 Conversion of Loans. Borrower may convert any Loan from one Type of Loan to another Type; provided, however, that (i) any conversion of LIBOR Loans into Base Rate Loans shall be made on, and only on, the first day after the last day of an Interest Period for such LIBOR Loans, and (ii) Loans within each Facility shall be converted only in amounts of $10,000,000 and increments of $1,000,000 in excess thereof. Borrower shall request such a


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conversion by a written notice to Administrative Agent in the form of Exhibit
C-2, appropriately completed (a "Notice of Conversion of Loan Type"), which specifies:

                        (a) The Loans, or portion thereof, which are to be converted (including the Facility under which such Loans were provided);

                        (b) The Type into which such Loans, or portion thereof, are to be converted;

                        (c) If such Loans are to be converted into LIBOR Loans, the initial Interest Period selected by Borrower for such Loans in accordance with Section 2.1.3.4(b); and

                        (d) The date of the requested conversion, which shall be a Banking Day.

Borrower shall give each Notice of Conversion of Loan Type to Administrative Agent so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered by first-class mail or telecopy to Administrative Agent at the office or to the telecopy number and as otherwise specified in Section 8.1; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Conversion of Loan Type initially delivered by telecopy. Administrative Agent shall promptly notify each Lender under the applicable Facility of the contents of each Notice of Conversion of Loan Type.

            2.1.5 Loan Principal Payment. On the Maturity Date applicable to each Facility, Borrower shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Loans made by such Lender under such Facility, with any remaining unpaid principal, interest, fees and costs due and payable on such date. From and after the Commitment Termination Date of each Facility, upon payment in full of the aggregate principal amount of the Loans under such Facility, all accrued and unpaid interest thereon and all other amounts owed by Borrower to Administrative Agent or the Lenders hereunder and under the other Credit Facility Documents in respect of such Facility, the Lenders shall promptly mark any Notes in respect of such Facility cancelled and return such cancelled Notes to Borrower.

            2.1.6 Promissory Notes. The obligation of Borrower to repay the Loans made by each Lender under each Facility and to pay interest thereon at the rates provided herein shall, upon the written request of any Lender, be evidenced by Notes in the form of Exhibit B (each, a "Note"), each payable to the order of such Lender and in the principal amount of such Lender's Commitment under such Facility. Borrower authorizes each Lender to record on the schedule annexed to such Lender's Note or Notes, and/or in the Lenders internal records, the date and amount of each Loan made by such Lender under the corresponding Facility, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted. Borrower further authorizes each Lender to attach to and make a part of such Lender's Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations


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shall affect the validity of Borrower's obligation to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder.

            2.1.7 Prepayments.

                  2.1.7.1 Terms of all Prepayments. Upon the prepayment of any Loan, Borrower shall pay to Administrative Agent for the account of the Lender which made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.7).

                  2.1.7.2 Optional Prepayments. Subject to Section 2.1.7.1, Borrower may, at its option and without penalty, upon three Banking Days' notice to Administrative Agent, prepay any Loans under either Facility in whole or in part in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (except in the case of a prepayment of all the Loans under such Facility).

      2.2 Letter of Credit Facility.

            2.2.1 Issuance of the Letters of Credit. Subject to the terms and conditions set forth in this Agreement and the Application, LC Issuing Bank shall, during the LC Availability Period, on each Banking Day specified in a Notice of LC Activity described in Section 2.2.3, issue Letters of Credit, extend the expiry date of any Letter of Credit or increase the Stated Amount of any Letter of Credit (as applicable), for the account of Borrower, of the Letter(s) of Credit to which such Notice of LC Activity relates, and deliver each such Letter of Credit (or a notice of extension of the expiry date thereof or increase in the Stated Amount thereof) to the applicable LC Beneficiary. Subject to Section 2.2.6(b), LC Issuing Bank shall not modify the conditions for draws or terms of availability for any Letter of Credit issued and outstanding hereunder without Borrower's consent. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Application, the terms and conditions of this Agreement shall control.

            2.2.2 Availability. LC Issuing Bank shall have no obligation to issue any Letter of Credit, extend the expiry date of any Letter of Credit or increase the Stated Amount of any Letter of Credit if, after giving effect to such issuance, extension or increase, (a) the sum of the Aggregate LC Stated Amount and the total unreimbursed Reimbursement Obligations would exceed the Total Letter of Credit Commitment and (b) the expiry date of such Letter Credit is later than the earlier of (x) the first anniversary of the issuance of such Letter of Credit and (y) the date that is five Banking Days prior to the scheduled Maturity Date of the 3-Year Facility, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above) (such date is hereinafter referred to as the "LC Maturity Date").

            2.2.3 Notice of LC Activity. During the LC Availability Period, Borrower may from time to time request the issuance of a Letter of Credit, the extension of the expiry date of any Letter of Credit or the increase in the Stated Amount of any Letter of Credit by delivering to

Administrative Agent and the LC Issuing Bank an irrevocable written notice in the form of Exhibit C-5, appropriately completed (a "Notice of LC Activity"), which specifies, among other things:

                  (a) The particulars of the Letter of Credit to be issued or the specific Letter of Credit to be extended or the Stated Amount of which is to be increased;

                  (b) The issue date and expiration date of the Letter of Credit to be issued or extended (neither of which shall in any event be later than the LC Maturity Date); and

                  (c) The Stated Amount of such Letter of Credit which, together with the aggregate Stated Amount of all other outstanding Letters of Credit and all outstanding Reimbursement Obligations thereunder, shall not exceed the Total Letter of Credit Commitment.

Borrower shall give the Notice of LC Activity to Administrative Agent and LC Issuing Bank at least five Banking Days before the requested date of issuance of any Letter of Credit, and at least five Banking Days before the requested date of extension, or increase in the Stated Amount, of any Letter of Credit. Any Notice of LC Activity, once given by Borrower, may not be modified or revoked.

            2.2.4 Reimbursement. LC Issuing Bank shall notify Borrower of any Drawing Payment under any Letter of Credit within one Banking Day after the date that such Drawing Payment is made (the date such Drawing Payment is made, the "Drawing Date"); provided, however, that LC Issuing Bank's failure to provide such notification shall not relieve Borrower of its Reimbursement Obligation. No later than 11:00 a.m. on the fifth Banking Day after the Drawing Date, Borrower shall make or cause to be made to LC Issuing Bank a payment in an amount (the "Reimbursement Payment") equal to the sum of (a) the full amount of such Drawing Payment and (b) interest thereon for each day or portion thereof until such Drawing Payment is paid in full made at a rate equal to (i) from the Drawing Date through the fifth Banking Day following the Drawing Date, the LIBOR Rate for 1 day plus the Applicable Margin then applicable to LIBOR Loans and (ii) thereafter, the Default Rate; provided, however, that such Reimbursement Payment shall be for the benefit of each Lender (in proportion to its Proportionate Share of the Total Letter of Credit Commitment) to the extent that, prior to the time such Reimbursement Payment is made, such Lender has, pursuant to Section 2.2.7, paid LC Issuing Bank its respective Proportionate Share of the Drawing Payment made by LC Issuing Bank. If a Reimbursement Payment is made in the full amount of such Drawing Payment by 3:00 p.m. on the applicable Drawing Date, no interest shall be payable on such Drawing Payment.

            2.2.5 Reimbursement Obligation Absolute. The Reimbursement Obligation of Borrower for each Drawing Payment shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any of the other Credit Facility Documents; (b) any amendment or waiver of or any consent to departure from all or any terms of any of the Letters of Credit, this Agreement or any of the other Credit Facility Documents; (c) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any LC Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such LC Beneficiary or transferee may be acting), LC Issuing Bank, Administrative Agent, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, the transactions contemplated herein or in the other Credit Facility Documents, or in any unrelated transaction; (d) any breach of contract or dispute among or between Borrower, LC Issuing Bank, Administrative Agent, any Lender, or any other Person; (e) any demand, statement, certificate, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (f) payment by LC Issuing Bank under any Letter of Credit against presentation of any demand, statement, certificate, draft or other document which does not strictly comply with the terms of such Letter of Credit; (g) any non-application or misapplication by an LC Beneficiary of the proceeds of any Drawing Payment under a Letter of Credit or any other act or omission of an LC Beneficiary in connection with a Letter of Credit; (h) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by LC Issuing Bank, Administrative Agent or any Lender, with or without notice to or approval by Borrower; (i) any failure to preserve or protect any collateral, any failure to perfect or preserve the perfection of any lien thereon, or the release of any of the collateral securing the performance or observance of the terms of this Agreement or any of the other Credit Facility Documents; (j) the solvency or financial responsibility of any party issuing any documents in connection with the Letter of Credit; (k) any error in the transmission of any message relating to a Letter of Credit not caused by the LC Issuing Bank, or any delay or interruption in any such message; (l) any error, neglect or default of any correspondent of the LC Issuing Bank in connection with a Letter of Credit; (m) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the LC Issuing Bank; (n) so long as the LC Issuing Bank in good faith determines that the contract or document appears substantially to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the LC Issuing Bank in connection with a Letter of Credit unless the LC Issuing Bank's actions constituted gross negligence; or (o) any other circumstances or happenings whatsoever relating to Borrower or such Reimbursement Obligation, whether or not similar to any of the foregoing, including any commercial frustration of purpose, any Regulatory Change, any failure of an LC Beneficiary or any other Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Credit Facility Documents to which each is a party; provided, however, that nothing in this Section 2.2.5 shall relieve LC Issuing Bank, Administrative Agent or any Lender from liability for its gross negligence or willful misconduct.

            2.2.6 Reduction and Reinstatement of Stated Amount.

                  (a) The Stated Amount of each Letter of Credit shall be reduced by the amount of Drawing Payments made in respect thereof. Notwithstanding anything to the contrary contained in this Section 2.2.6, once so reduced, the Stated Amount of any Letter of Credit shall not be reinstated except upon payment by Borrower of the Reimbursement Obligation corresponding to such Drawing Payment and satisfaction of the conditions for an increase in the Stated Amount of a Letter of Credit set forth in Section 3.2.

                  (b) Upon the occurrence and during the continuation of an Event of Default under Section 6.1 or at such time as, pursuant to the terms hereof, Administrative Agent and the Lenders have accelerated the Obligations and upon the request of Administrative Agent (acting at the direction of the LC Issuing Bank or Lenders holding Proportionate Shares in the 3-Year Facility in excess of 50%), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent for the benefit of the LC Issuing Bank, an amount equal to the Aggregate LC Stated Amount. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the LC Issuing Bank for Drawing Payments for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of any contingent Reimbursement Obligations with respect to outstanding Letters of Credit. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid or to any other Obligations of the Borrower hereunder) shall be returned to the Borrower within three Banking Days after all Events of Default have been cured or waived and all amounts due and payable to Administrative Agent and the Lenders hereunder have been paid. In addition, upon the occurrence and during the continuation of an Event of Default under Section 6.1.3, Administrative Agent (acting at the direction of the LC Issuing Bank or Lenders holding Proportionate Shares in the 3-Year Facility in excess of 50%) shall be entitled to cancel all outstanding Letters of Credit any time at least 30 days after delivery to the LC Beneficiary of each Letter of Credit that will be canceled a written notice of such intent to cancel, whereupon the LC Beneficiary shall be entitled to draw upon the applicable Letter of Credit in accordance with its terms.

            2.2.7 Lender Participation. Each Lender severally agrees to participate with LC Issuing Bank in the extension of credit arising from the issuance of the Letters of Credit in an amount equal to such Lender's Proportionate Share of the Stated Amount of each Letter of Credit, and the issuance of a Letter of Credit shall be deemed a confirmation to LC Issuing Bank of such participation in such amount. LC Issuing Bank may request the Lenders to pay to LC Issuing Bank their respective Proportionate Shares of all or any portion of any Drawing Payment made or to be made by LC Issuing Bank under any Letter of Credit by contacting each Lender and Administrative Agent telephonically (promptly confirmed in writing) within two (2) Banking Days after LC Issuing Bank has received notice of or request for such Drawing Payment, and specifying the amount of such Drawing Payment, such Lender's Proportionate Share thereof, and the date on which such Drawing Payment is to be made or was made; provided, however, that LC Issuing Bank shall not request the Lender to make any payment under this Section 2.2.7 in connection with any portion of a Drawing Payment for which LC Issuing Bank has been reimbursed through a Reimbursement Payment by Borrower (unless such Reimbursement Payment has been thereafter recovered by Borrower). Upon receipt of any such request for payment from LC Issuing Bank, each Lender shall pay to LC Issuing Bank such Lender's Proportionate Share of the unreimbursed portion of such Drawing Payment, together with interest thereon at a per annum rate equal to the Federal Funds Rate, as in effect from time to time, from the date of such Drawing Payment to the date on which such Lender makes payment. Each Lender's obligation to make each such payment to LC Issuing Bank shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Inchoate Default or Event of Default, or the failure of any other Lender to make any payment under this Section 2.2.7, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If any Reimbursement Payment is made to Administrative Agent or LC Issuing Bank, Administrative Agent or LC Issuing Bank, as applicable, shall pay to each Lender which has paid its Proportionate Share of the Drawing Payment such Lender's Proportionate Share of the Reimbursement Payment and shall, in the case of Administrative Agent, pay to LC Issuing Bank and, in the case of LC Issuing Bank, retain, the balance of such Reimbursement Payment.

            2.2.8 Commercial Practices. Borrower assumes all risks of the acts or omissions of any LC Beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Borrower agrees that neither LC Issuing Bank, Administrative Agent nor any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or for any acts or omissions of any LC Beneficiary or transferee in connection therewith; (b) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (d) payment by LC Issuing Bank against presentation of documents which do not strictly comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that LC Issuing Bank shall be liable to Borrower for acts or events described in clauses (a) through (e) above, to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by Borrower which Borrower proves were caused by (i) LC Issuing Bank's willful misconduct or gross negligence in determining whether a drawing made under the applicable Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (ii) LC Issuing Bank's willful failure to pay under any Letter of Credit after a drawing by the respective LC Beneficiary strictly complying with the terms and conditions of the applicable Letter of Credit. Without limiting the foregoing, LC Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. Borrower hereby waives any right to object to any payment made under a Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form.

            2.2.9 Term of Letters of Credit. Unless terminated earlier in accordance with its terms, or extended pursuant to Section 2.2.3, each Letter of Credit shall terminate on or prior to the close of business on the LC Maturity Date.

            2.2.10 Liability of LC Issuing Bank. The LC Issuing Bank shall be entitled to the protection accorded to the Administrative Agent pursuant to
Section 7.1.2, with such conforming changes thereto as may be necessary to make such provisions applicable to LC Issuing Bank.

      2.3 Total Commitments and Fees.

            2.3.1 Total Commitment. The aggregate principal amount of all Loans made by the Lenders and outstanding at any one time shall not exceed (a) with respect to the 364-Day Facility, $350,000,000 (the "Total 364-Day Facility Commitment") and (b) with respect to the 3-Year Facility, $350,000,000 less the Aggregate LC Stated Amount and all Reimbursement Obligations from time to time outstanding (the "Total 3-Year Facility Commitment"), subject in each case to
(i) reductions by Borrower to a lower amount pursuant to Section 2.3.3 and (ii) increases by Borrower to a higher amount pursuant to Section 2.3.4 (the Total 364-Day Facility Commitment, as so reduced or increased from time to time, and the Total 3-Year Facility Commitment, as so reduced or increased from time to time, to be referred to collectively herein as the "Total Commitment").

            2.3.2 Letter of Credit Commitment. The Aggregate LC Stated Amount from time to time outstanding shall not exceed $250,000,000, or if such amount is reduced by Borrower pursuant to Section 2.3.3, such lower amount (such amount, as so reduced from time to time, the "Total Letter of Credit Commitment"); provided, however, that the Aggregate LC Stated Amount from time to time outstanding plus the aggregate amount of Reimbursement Obligations outstanding at such time plus the aggregate principal amount of all Loans outstanding at such time under the 3-Year Facility shall not exceed $350,000,000 as reduced under Section 2.3.3 or increased under Section 2.3.4.

            2.3.3 Reductions and Cancellations. Borrower may, from time to time upon three Banking Days' written notice to Administrative Agent (who shall promptly deliver such notice to the Lenders), permanently reduce, by an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel in its entirety, the Total Commitment applicable to either Facility. Any reduction of the Total 3-Year Facility Commitment shall not affect the Total Letter of Credit Commitment until and unless the sum of the Total 3-Year Facility Commitment plus the Aggregate LC Stated Amount and all Reimbursement Obligations then outstanding is reduced below $250,000,000, at which time the Total Letter of Credit Commitment shall be reduced, dollar for dollar, with any reduction to the Total 3-Year Facility Commitment. Notwithstanding anything in this Section 2.3.3 to the contrary, Borrower may not reduce or cancel any portion of the Total Commitment under either Facility if, after giving effect to such reduction or cancellation, (a) the aggregate principal amount of all Loans then outstanding under such Facility would exceed the Total Commitment applicable to such Facility, (b) the Aggregate LC Stated Amount plus all Reimbursement Obligations would exceed the Total Letter of Credit Commitment, or
(c) such reduction or cancellation would cause a violation of any provision of this Agreement or the other Credit Facility Documents. Borrower shall pay to Administrative Agent any Facility Fees or Letter of Credit Fees then due on such cancelled amount upon any such reduction or cancellation. From the effective date of any such reduction, the Facility Fees and Letter of Credit Fees applicable to the affected Facility shall be computed on the basis of the Total Commitment of such Facility as so reduced. Once reduced or cancelled, the Total Commitment of the affected Facility may not be increased or reinstated except as provided in

Section 2.3.4 below. Any reductions pursuant to this Section 2.3.3 shall be applied ratably to each Lender's respective Commitments in respect of the affected Facility in accordance with Section 2.6.1.

            2.3.4 Increases.

                  2.3.4.1 Borrower may, no more than once during the term of the 364-Day Facility and no more than once during the term of the 3-Year Facility, request Administrative Agent to request that the Lenders under such Facility agree to an increase of the Total Commitment under such Facility by an amount not to exceed $87,500,000 upon the terms and conditions of this Section 2.3.4. Borrower's request shall specify (i) the amount of the requested increase, which shall be in minimum increments of $10,000,000 (unless the maximum amount specified above is requested) and (ii) the Facility to which such request applies. Any such request shall be submitted no later than 60 days prior to the Commitment Termination Date of the applicable Facility.

                  2.3.4.2 Upon receipt of any such request from Borrower, Administrative Agent shall promptly notify each Lender under the affected Facility of such request. Each such Lender shall have the right to increase its Commitment under the affected facility by its pro rata share of the requested increase (based on such Lender's Proportionate Share of the Total Commitment applicable to such Facility prior to giving effect to any increase under this Section). Each Lender shall notify Administrative Agent not later than 15 days after receiving notice of the increase request whether it agrees to increase its Commitment (or any portion thereof) under the affected Facility, which decision shall be made by each Lender in its sole and absolute discretion. Each such notice from a Lender which agrees to increase such Commitment (each, an "Electing Lender") shall specify the amount by which such Lender is willing to increase its Commitment under the affected Facility, which amount may exceed such Lender's pro rata share of the requested increase (based on such Lender's Proportionate Share of the Total Commitment applicable to such Facility prior to giving effect to the proposed increase) (any such excess being hereinafter referred to as an "Additional Commitment"). To the extent any Lender does not agree to increase its Commitment under the affected Facility by the full amount of such Lender's pro rata share of the requested increase, such shortfall is hereinafter referred to as a "Declined Commitment Increase" and collectively, the "Declined Commitment Increases." Any Lender which fails to deliver such notice to Administrative Agent within the time period specified above shall be deemed to have declined to increase its Commitment. After receipt of such notices, Administrative Agent shall allocate the Declined Commitment Increases (if any) among each Electing Lender who agreed to provide an Additional Commitment pro rata according to the respective amounts of their Additional Commitments for the affected Facility (provided that in no event shall any such Electing Lender be allocated an amount in excess of its Additional Commitment). On the first Business Day after the 30th day following the notice issued by Administrative Agent to the Lenders of the increase request, Administrative Agent shall advise Borrower in writing, with a copy to each of the Lenders of the affirmative responses which it has received from the Electing Lenders and the respective amounts of the Commitments of each Electing Lender.

                  2.3.4.3 Notwithstanding the foregoing, if the aggregate amount of the Additional Commitments is less than 100% of the aggregate of the Declined Commitments,

Borrower may offer the excess Declined Commitments to other financial institutions; provided that (i) such financial institutions are reasonably acceptable to Administrative Agent, and (ii) the minimum Commitment of each such institution equals or exceeds $5,000,000.

                  2.3.4.4 Notwithstanding any other provision of this Agreement or the other Credit Facility Documents, Borrower shall have the right to request a Commitment increase only if (i) at the time of, and after giving effect to any such requested increase, Borrower's long-term unsecured non-credit-enhanced debt ratings from Moody's and S&P are, and will be, better or equal to Baa2 and BBB-, respectively, or Baa3 and BBB, respectively; (ii) each representation and warranty set forth in Article IV of this Agreement shall be true and correct in all material respects as if made on and as of the date of the Commitment increase request and after giving effect to the Commitment increase, as though such representations and warranties were made on such date, unless such representation or warranty relates solely to another time; (iii) at the time of, and after giving effect to any such requested increase, no event or circumstance shall have occurred and is continuing which is reasonably likely to have a Material Adverse Effect on Borrower or will result from such Commitment Increase; and (iv) no Event of Default or Inchoate Default has occurred or is continuing, or would result from such Commitment increase.

                  2.3.4.5 Any Commitment increase made pursuant to this Section shall become effective at such time as both of the following have occurred: (i) either (A) Administrative Agent has advised Borrower that 100% of the requested Commitment increase has been subscribed to by Lenders and/or other financial institutions in accordance with Sections 2.3.4.2 and 2.3.4.3 above or (B) Administrative Agent has advised Borrower that less than 100% of the requested Commitment increase has been subscribed to in accordance with such Sections and Borrower notifies Administrative Agent that it desires to increase the Commitment by the amount that has been subscribed to and (ii) Borrower has certified to Administrative Agent on behalf of the Lenders that the conditions precedent to such Commitment increase set forth in Section 2.3.4.4 above are satisfied. Concurrently with any Commitment increase under either Facility becoming effective, (x) any financial institution that subscribed to the Commitment increase in accordance with Section 2.3.4.3 above shall execute a counterpart of this Credit Agreement and shall become a "Lender" hereunder; (y) any Lender that subscribed to the Commitment increase in accordance with Section
2.3.4.2 or a financial institution that subscribed to the Commitment increase in accordance with Section 2.3.4.3 (each a "Subscribing Lender") shall purchase a portion of the outstanding Loans under such Facility from the other Lenders in an amount such that each Lender's (including the Subscribing Lender's) Proportionate Share of the outstanding Loans under such Facility shall equal such Lender's Proportionate Share of the Total Commitment applicable to such Facility, after giving effect to the Commitment increase; and (z) Schedule 1A or 1B, as the case may be, to this Agreement shall be revised to reflect the Proportionate Shares of the Lenders after giving effect to such Commitment increase.

      2.4 Fees

            2.4.1 Up Front Fees. On the Closing Date, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, the up-front fee (the "Up-Front Fee") described in the Fee Letter (but only to the extent such Up-Front Fees are payable as of the Closing Date pursuant to the Fee Letter).

            2.4.2 Facility Fees. On the last Banking Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Maturity Date of either Facility) and on the Maturity Date of each Facility (or, if the Total Commitment under either Facility is cancelled prior to such date, on the date of such cancellation), Borrower shall pay to Administrative Agent, with respect to each Facility and for the benefit of the Lenders thereunder, accruing from the Closing Date or the first day of such quarter, as the case may be, a facility fee (collectively, the "Facility Fees") for such quarter (or portion thereof) then ending equal to the sum of the products obtained by multiplying, (i) each applicable percentage set forth below for such Facility based on Borrower's senior unsecured long term debt rating(s) during the period of determination times (ii) the daily average Total Commitment under such Facility, in each case irrespective of usage (or, in the case of the 364-Day Facility after Term-Conversion, the daily average outstanding amount of the Term Loans), plus in the case of the 3-Year Facility, the daily average outstanding Stated Amount of Letters of Credit and Reimbursement Obligations for such quarter (or portion thereof) times (iii) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) on which such applicable percentage applies to Borrower and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be).

=======================================================================================
               LEVEL 1        LEVEL 2       LEVEL 3         LEVEL 4         LEVEL 5

             Long Term      Long Term     Long Term      Long Term       Long Term
             Senior         Senior        Senior         Senior          Senior
             Unsecured      Unsecured     Unsecured      Unsecured Non   Unsecured
             Non Credit     Non Credit    Non Credit     Credit          Non Credit
             Enhanced       Enhanced      Enhanced       Enhanced Debt   Enhanced
             Debt of the    Debt of the   Debt of the    of the          Debt of the
             Borrower       Borrower      Borrower       Borrower        Borrower
             Rated At       Rated Less    Rated Less     Rated Less      Rated Less
             Least A By     Than Level    Than Level 2   Than Level 3    Than Level 4
             S & P Or A2    1 But At      But At         But At Least
             By Moody's.    Least A-      Least BBB+     BBB By S & P
                            By S & P      By S & P Or    Or Baa2 By
                            Or A3 By      Baa1 By        Moody's.
                            Moody's.      Moody's.
=======================================================================================
Facility         .09%          .105%         .125%           .15%            .20%
Fee for
364-Day
Facility
---------------------------------------------------------------------------------------
Facility         .12%          .13%           .15%           .20%            .25%
Fee for
3-Year
Facility
---------------------------------------------------------------------------------------

            2.4.3 Letter of Credit Fees.

                  2.4.3.1 On the last Banking Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Maturity Date of the 3-Year Facility) commencing on the Closing Date and ending on the Maturity Date and on the Expiration Date of each Letter of Credit, Borrower shall pay to Administrative Agent for the benefit of the LC Issuing Bank, accruing from the date of issuance of such Letter of

Credit, a Letter of Credit fee (the "LC Bank Letter of Credit Fee") for such quarter (or portion thereof) then ending in an amount as agreed between the Borrower and the LC Issuing Bank.

                  2.4.3.2 Borrower agrees to pay LC Issuing Bank's usual and customary charges for the opening of any Letter of Credit, for the negotiation of any drafts paid pursuant to any Letter of Credit and for any wire transfers.

                  2.4.3.3 On the last Banking Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Maturity Date of the 3-Year Facility) commencing on the Closing Date and ending on the Maturity Date and on the Maturity Date, Borrower shall pay to Administrative Agent for the benefit of the Lenders under the 3-Year Facility a Letter of Credit fee (the "Lenders Letter of Credit Fee" and together with the LC Bank Letter of Credit Fee, the "Letter of Credit Fees") for such quarter (or portion thereof) then ending equal to the sum of the products obtained by multiplying, (i) each applicable percentage set forth below based on Borrower's senior unsecured long term debt rating(s) during the period of determination times (ii) the daily average Aggregate LC Stated Amount for such quarter (or portion thereof) times (iii) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) on which such applicable percentage applies to Borrower and the denominator of which is 360.

======================================================================================
                 LEVEL 1       LEVEL 2        LEVEL 3       LEVEL 4        LEVEL 5

               Long Term     Long Term      Long Term     Long Term      Long Term
               Senior        Senior         Senior        Senior         Senior
               Unsecured     Unsecured      Unsecured     Unsecured      Unsecured
               Non Credit    Non Credit     Non Credit    Non Credit     Non Credit
               Enhanced      Enhanced       Enhanced      Enhanced       Enhanced
               Debt of the   Debt of the    Debt of the   Debt of the    Debt of the
               Borrower      Borrower       Borrower      Borrower       Borrower
               Rated At      Rated Less     Rated Less    Rated Less     Rated Less
               Least A By    Than Level 1   Than Level    Than Level 3   Than Level 4
               S & P Or      But At         2 But At      But At
               A2 By         Least A- By    Least BBB+    Least BBB
               Moody's.      S & P Or A3    By S & P      By S & P Or
                             By Moody's.    Or Baa1 By    Baa2 By
                                            Moody's.      Moody's.
======================================================================================
Lenders           .380%         .420%          .450%         .550%          .750%
Letter of
Credit Fee
--------------------------------------------------------------------------------------

      2.5 Other Payment Terms.

            2.5.1 Place and Manner. Borrower shall make all payments due to each Lender hereunder to Administrative Agent, for the account of such Lender, to Citibank, N.A., ABA 021000089, Account Number: 36852248, in lawful money of the United States and in immediately available funds not later than 12:00 noon, on the date on which such payment is due. Any payment received after such time on any day shall be deemed received on the Banking

Day after such payment is received. Administrative Agent shall disburse to each Lender each such payment received by Administrative Agent for such Lender, such disbursement to occur on the day such payment is received if received by 12:00 noon, otherwise on the next Banking Day.

            2.5.2 Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

            2.5.3 Late Payments. If any amounts required to be paid by Borrower under this Agreement or the other Credit Facility Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable to Administrative Agent or any Lender) remain unpaid after such overdue amounts are due, Borrower shall pay interest (including following any Bankruptcy Event with respect to Borrower) on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

            2.5.4 Net of Taxes, Etc.

                  2.5.4.1 Taxes. Subject to each Lender's compliance with
Section 2.5.7, any and all payments to or for the benefit of Administrative Agent or any Lender by Borrower hereunder or under any other Credit Facility Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (excluding income and franchise taxes, which include taxes imposed on or measured by the net income, net profits or capital of Administrative Agent or such Lender by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Lender and such jurisdiction or political subdivision, unless such connection results solely from such Lender's executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), shall be equal to the amounts otherwise specified to be paid under this Agreement and the other Credit Facility Documents. If Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Facility Document to Administrative Agent or any Lender,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5.4), Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (not including income or franchise taxes) that arise under the laws of the United States of America, the State of New York or the State of Florida from any payment made hereunder or under any other Credit Facility

Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Facility Document (hereinafter referred to as "Other Taxes").

                  2.5.4.2 Indemnity. Borrower shall indemnify each Lender for and hold it harmless against the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.5.4) paid by any Lender, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Lender for any penalties, interest or expenses relating to Taxes or Other Taxes arising from such Lender's gross negligence or willful misconduct. Each Lender agrees to give notice to Borrower of the assertion of any claim against such Lender relating to such Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 90 days after the principal officer of such Lender responsible for administering this Agreement obtains knowledge thereof; provided that any Lender's failure to notify Borrower of such assertion within such 90 day period shall not relieve Borrower of its obligation under this Section 2.5.4 with respect to Taxes or Other Taxes, penalties, interest or expenses arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.5.4 with respect to Taxes and Other Taxes, penalties, interest or expenses accruing between the end of such period and such time as Borrower receives notice from such Lender as provided herein. Payments by Borrower pursuant to this indemnification shall be made within 30 days from the date such Lender makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

                  2.5.4.3 Notice. Within 30 days after the date of any payment of Taxes by Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 8.1, the original or a certified copy of a receipt evidencing payment thereof or if such receipt is not obtainable, other evidence of such payment by Borrower reasonably satisfactory to Administrative Agent. Borrower shall compensate each Lender for all reasonable losses and expenses sustained by such Lender as a result of any failure by Borrower to so furnish such copy of such receipt.

                  2.5.4.4 Conduits. Notwithstanding anything to the contrary contained in this Section 2.5.4, if a Lender is a conduit entity participating in a conduit financing arrangement (as defined in Section 770(1) of the Code and the Treasury Regulations issued thereunder) then with respect to any payments made by Borrower under this Agreement or under any Note, Borrower shall not be obligated to pay additional amounts to such Lender pursuant to this Section
2.5.4 to the extent that the amount of United States Taxes exceeds the amount that would have otherwise been payable if such Lender were not a conduit entity participating in a conduit financing arrangement.

                  2.5.4.5 Survival of Credit Facility Obligations. The obligations of Borrower under this Section 2.5.4 shall survive the termination of this Agreement and the repayment of the Obligations.

            2.5.5 Application of Payments. Payments made under this Agreement or the other Credit Facility Documents shall (a) first be applied to any fees, costs, charges or expenses due and payable to Administrative Agent, LC Issuing Bank and the Lenders hereunder or under the other Credit Facility Documents and, to the extent not paid in full, shall be allocated between the two Facilities based on the amount of all fees, costs, charges or expenses then due and payable to Administrative Agent, LC Issuing Bank and the Lenders under each Facility compared to the aggregate of all fees, costs, charges or expenses then due and payable to Administrative Agent, LC Issuing Bank and the Lenders under both Facilities, (b) next to any accrued but unpaid interest then due and owing under the Facilities and, to the extent not paid in full, shall be allocated between the Facilities based on the amount of all accrued but unpaid interest then due and owing under each Facility as compared to the aggregate of all accrued but unpaid interest then due and owing under both Facilities, and (c) then to outstanding principal (and Reimbursement Obligations) then due and payable or otherwise to be prepaid under the Facilities and, to the extent not paid in full, shall be allocated between the Facilities based on the amount of the then outstanding principal (and Reimbursement Obligations) then due and payable or otherwise to be prepaid under each Facility as compared to the aggregate of all outstanding principal (and Reimbursement Obligations) then due and payable or otherwise to be prepaid under both Facilities.

            2.5.6 Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least two Banking Days prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, such Lender shall repay to Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the Federal Funds Rate for the first five days after such date, and subsequent thereto at the Base Rate. A certificate of Administrative Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.5.6 shall be conclusive in the absence of demonstrable error.

            2.5.7 Withholding Exemption Certificates. Administrative Agent on the Closing Date and each Lender upon becoming a Lender hereunder including any entity to which any Lender grants a participation or otherwise transfers its interest in this Agreement agrees that it will deliver to Administrative Agent and Borrower either (A) a statement that it is formed under the laws of the United States of America or a state thereof or (B) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which delivers to Borrower and Administrative Agent a Form W-8ECI or W-8BEN pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the said letter and Form W-8ECI or W-8BEN, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any change in any treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would reasonably prevent a Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of Form W-8ECI or W-8BEN, establishing an exemption from United States backup withholding tax. Borrower shall not be obligated, however, to pay any additional amounts in respect of United States Federal income tax pursuant to Section 2.5.4.1 (or make an indemnification payment pursuant to Section 2.5.4.2) to any Lender (including any entity to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender to comply with its obligations under this Section 2.5.7.

      2.6 Pro Rata Treatment.

            2.6.1 Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein, (a) each Borrowing under each Facility and each reduction of the Total Commitment under each Facility shall be made or allocated among the Lenders under such Facility pro rata according to their respective Proportionate Shares of the applicable Facility, (b) each payment of a Reimbursement Obligation or principal and interest on Loans under each Facility shall be made or shared among the Lenders holding such Loans, pro rata according to their respective Proportionate Shares of the applicable Facility and (c) each payment of Facility Fees under each Facility and Letter of Credit Fees under the 3-Year Facility shall be shared among the Lenders pro rata according to (i) their respective Proportionate Shares of the Commitments under the Facility to which such fees apply and (ii) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender.

            2.6.2 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) hereunder in excess of its ratable share of payments in accordance with Section 2.6.1, such Lender shall forthwith purchase from the other Lenders such participations in the Loans under the applicable Facility as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (a) the amount of such other Lender's required repayment to
(b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.6.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      2.7 Change of Circumstances.

            2.7.1 Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loans, (a) Administrative Agent determines that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market, or (b) Lenders holding aggregate Proportionate Shares of 33 1/3% or more shall advise Administrative Agent that
(i) the rates of interest for such LIBOR Loans do not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) deposits in Dollars in the London interbank market are not available to such Lenders (as conclusively certified by each such Lender in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to make and/or maintain its LIBOR Loans, Administrative Agent shall immediately give notice of such condition to Borrower. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Lenders' obligations to make or convert to, LIBOR Loans shall be suspended. Any LIBOR Loans outstanding at the commencement of any suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans, as applicable, unless such suspension has then ended.

            2.7.2 Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law, but if not having the force of law, being of the type with which a Lender customarily complies) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (a) Borrower's right to request the making of or conversion to, and the Lenders' obligations to make or convert to, LIBOR Loans, as the case may be, shall be suspended for so long as such condition shall exist, and (b) Borrower shall, at the request of such Lender, either (i) pursuant to Section 2.1.4, convert any then outstanding LIBOR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (ii) immediately repay or convert (at Borrower's option) LIBOR Loans into Base Rate Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such Loans as LIBOR Loans. Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.8.

            2.7.3 Increased Costs. If, after the date of this Agreement, any Change of Law:

                  2.7.3.1 Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or Commitment in respect thereof, or shall change the basis of taxation of payments by Borrower to any Lender on such a Loan or with respect to any such

Commitment (except for Taxes, Other Taxes or changes in the rate of taxation on the overall net income of any Lender); or

                  2.7.3.2 Shall impose, modify or hold applicable any reserve, special deposit or similar requirement (without duplication of any reserve requirement included within the applicable interest rate through the definition of "Reserve Requirement") against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by, any Lender for any LIBOR Loan; or

                  2.7.3.3 Shall impose on any Lender any other condition directly related to any LIBOR Loan or Commitment in respect thereof;

and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, renewing, participating in or maintaining any such LIBOR Loan or Commitment in respect thereof or to reduce any amount receivable by such Lender hereunder; then Borrower shall from time to time, within 30 days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Lender to Borrower, shall, in the absence of demonstrable error, be conclusive and binding on Borrower for purposes of this Agreement.

            2.7.4 Capital Requirements. If any Lender determines that (a) any Change of Law after the date of this Agreement increases the amount of capital required or expected to be maintained by such Lender, or the Lending Office of such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement"), and (b) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Lender or such Person, within 30 days after demand of Administrative Agent on behalf of such Lender or such Person, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate of such Lender or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by Administrative Agent on behalf of such Lender or such Person shall, in the absence of demonstrable error, be conclusive and binding on Borrower for purposes of this Agreement.

            2.7.5 Notice; Participating Lenders' Rights. Each Lender shall notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.7, as promptly as practicable, and in no event later than 180 days after the principal officer of such Lender responsible for administering this Agreement obtained knowledge thereof; provided, however, that the failure to give Borrower notice within such 180 day period and to make such determination during such periods shall not relieve Borrower of the obligation under this Section 2.7 with respect to any claim arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.7 with respect to the time between the end of such period and such time as Borrower receives notice from the such Lender as provided herein. No Person purchasing from a Lender a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.7.3 or
Section 2.7.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitments in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment.

      2.8 Funding Losses. If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans, (b) fail to borrow any LIBOR Loans in accordance with a Notice of Borrowing or Notice of Term-Conversion delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such notice has become irrevocable, (c) fail to convert any Base Rate Loans into LIBOR Loans, as applicable, in accordance with a Notice of Conversion of Loan Type or Notice of Term-Conversion delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such notice has become irrevocable, (d) fail to continue a LIBOR Loan in accordance with a Confirmation of Interest Period Selection after such notice of confirmation has become irrevocable, or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, Borrower shall, within 30 days after demand by any Lender, reimburse such Lender for all reasonable costs and losses incurred by such Lender ("Liquidation Costs") due to such payment, prepayment or failure. Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund LIBOR Loans (other than non receipt of the Applicable Margin). Each Lender demanding payment under this Section 2.8 shall deliver to Borrower a certificate setting forth in reasonable detail the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of demonstrable error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

      2.9 Alternate Office, Minimization of Costs.

            2.9.1 Minimization of Costs. To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Lender under Sections 2.5.4, 2.7.3, 2.7.4 or 2.8, or to avoid the unavailability of any Type of Loans under Section 2.7.2 so long as (in the case of the designation of an alternative Lending Office) such Lender, in its sole discretion, does not determine that such designation is disadvantageous to such Lender.

            2.9.2 Replacement Rights. If and with respect to each occasion that a Lender either makes a demand for compensation pursuant to Section 2.5.4, 2.7.3 or 2.7.4 or is unable for a period of three consecutive months to fund LIBOR Loans pursuant to Section 2.7.2 or such Lender wrongfully fails to fund a Loan, Borrower may, upon at least 5 Banking Days' prior irrevocable written notice to each of such Lenders and Administrative Agent, in whole permanently replace the Loans and Commitments of such Lender; provided that Borrower shall replace such Loans and Commitments with the Loans and Commitments of a lender reasonably satisfactory to Administrative Agent. Such replacement Lender shall upon the effective date of replacement purchase the Obligations owed to such replaced Lender for the aggregate amount thereof and shall thereupon and for all purposes become a "Lender" hereunder. Such notice from

Borrower shall specify an effective date for the replacement of such Lender's Loans and Commitments, which date shall not be later than the fourteenth (14th) day after the day such notice is given. On the effective date of any replacement of such Lender's Loans and Commitments and Obligations pursuant to this Section 2.9.2, Borrower shall pay to Administrative Agent for the account of such Lender
(a) any fees due to such Lender to the date of such replacement; (b) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of the Obligations of such replaced Lender by the replacing Lender and not as a prepayment of such Loans), and (c) the amount or amounts due to such Lender pursuant to each of Sections 2.5.4, 2.7.3 or 2.7.4, as applicable, and any other amount then payable hereunder to such Lenders. In addition, if the replacement Lender was not previously a "Lender" hereunder, Borrower shall pay to Administrative Agent an administrative fee of $3,500. Borrower will remain liable to such replaced Lender for any Liquidation Costs that such Lender may sustain or incur as a consequence of the purchase of such Lender's Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of the purchase of any Lender's Loans and termination of such Lender's Commitments pursuant to this Section 2.7.2, such Lender shall cease to be a Lender hereunder. No such termination of such Lender's Commitments and the purchase of such Lender's Loans pursuant to this
Section 2.7.2 shall affect (i) any liability or obligation of Borrower or any other Lender to such terminated Lender, or any liability or obligation of such terminated Lender to Borrower or any other Lender, which accrued on or prior to the date of such termination or (ii) such terminated Lender's rights hereunder in respect of any such liability or obligation.

            2.9.3 Alternate Office. Any Lender may designate a Lending Office other than that set forth on Schedule 1A or 1B, as the case may be, and may assign all of its interests under the Credit Facility Documents, and its Notes, to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.5.4, 2.7.3 or 2.7.4, or make an interest rate option unavailable pursuant to Section 2.7.2.

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

      3.1 Conditions Precedent to the Closing Date. The obligation of the Lenders to execute this Agreement and make any requested Revolving Loans on the Closing Date is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent with the consent of the Lenders):

            3.1.1 Credit Facility Documents. Delivery to Administrative Agent of executed originals of each Credit Facility Document, all of which shall be in form and substance satisfactory to the Lenders, and shall have been duly authorized, executed and delivered by the parties thereto.

            3.1.2 Resolutions. Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations of Borrower in form and substance reasonably satisfactory to the Lenders and certified by the appropriate officers of Borrower as being in full force and effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Credit Facility Documents and any instruments or agreements required hereunder or thereunder to which such entity is a party.

            3.1.3 Incumbency. Delivery to Administrative Agent of a certificate in form and substance reasonably satisfactory to the Lenders, from Borrower signed by the appropriate authorized officer and dated the Closing Date, as to the incumbency of the natural persons authorized to execute and deliver this Agreement and the other Credit Facility Documents and any instruments or agreements required hereunder or thereunder to which Borrower is a party.

            3.1.4 Legal Opinions. Delivery to Administrative Agent of legal opinions of counsel to Borrower and counsel to Administrative Agent, each in form and substance reasonably satisfactory to the Lenders.

            3.1.5 Accuracy of Representations and Warranties. Each representation and warranty set forth in Article IV shall be true and correct in all material respects.

            3.1.6 Financial Statements Administrative Agent shall have received the most recent annual audited financial statements or Form 10-K from Borrower and, to the extent obtainable, the most recent quarterly financial statements or Form 10-Q of Borrower, with certificates from the appropriate Responsible Officer thereof, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of Borrower has occurred from those set forth in the most recent financial statements or the balance sheet, as the case may be, so provided to Administrative Agent.

            3.1.7 No Defaults. No Event of Default or Inchoate Default shall have occurred and is continuing or will result from the execution of this Agreement or any other Credit Facility Document.

            3.1.8 Notice of Borrowing. If a Loan is to be made on the Closing Date, Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.1.1.2.

            3.1.9 Certificate of Borrower. Administrative Agent shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Borrower, in substantially the form of Exhibit D.

            3.1.10 Payment of Fees. All amounts required to be paid to Administrative Agent under the Credit Facility Documents, and all taxes, fees and other costs payable in connection with the execution and delivery of the documents and instruments referred to in this Section 3.1 (or incorporated herein by reference) shall have been paid in full or, as approved by Administrative Agent, provided for.

      3.2 Conditions Precedent to Each Borrowing, Term-Conversion and LC
Activity.

      The obligation of the Lenders to make each subsequent Revolving Loan and any Term Loan and the obligation of LC Issuing Bank to issue, extend or increase the Stated Amount of any Letter of Credit is subject to the prior satisfaction of each of the following conditions (unless waived by Administrative Agent with the consent of (i) with respect to making a Revolving Loan or Term Loan under the 364-Day Facility, Lenders holding in excess of 50% of the Proportionate Shares in the 364-Day Facility, and (ii) with respect to making a Revolving Loan or issuing, extending or increasing the Stated Amount of any Letter of Credit under the 3-Year Facility, Lenders holding in excess of 50% of the Proportionate Shares in the 3-Year Facility):

            3.2.1 Accuracy of Representations and Warranties. Each representation and warranty set forth in Article IV shall be true and correct in all material respects as if made on and as of the date of such Borrowing, Term-Conversion or issuance, extension or increase in the Stated Amount of a Letter of Credit, as the case may be, before and after giving effect thereto and the application of the proceeds therefrom, unless such representation or warranty relates solely to another time, in which event such representation or warranty shall be true and correct in all material respects as of such other time.

            3.2.2 No Defaults. No Event of Default or Inchoate Default shall have occurred and is continuing or will result from such Borrowing, Term-Conversion or issuance, extension or increase in the Stated Amount of any Letter of Credit.

            3.2.3 No Material Adverse Effect. No event or circumstance shall have occurred and is continuing which is reasonably likely to have a Material Adverse Effect on Borrower or will result from such Borrowing, Term-Conversion or issuance, extension or increase in the Stated Amount of any Letter of Credit.

            3.2.4 Notice of Borrowing; Term-Conversion or LC Activity. Delivery to Administrative Agent of a Notice of Borrowing, Notice of Term-Conversion or Notice of LC Activity, as applicable, meeting the requirements of Section 2.1.1.2, Section 2.1.2.2 or 2.2.3, as the case may be.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      Borrower makes the following representations and warranties to and in favor of Administrative Agent and the Lenders as of the Closing Date and, unless otherwise expressly limited to the Closing Date, as of the date of each Borrowing, Term-Conversion and the issuance, extension or increase in the Stated Amount of a Letter of Credit. All of these representations and warranties shall survive the Closing Date, the issuance of any Notes and the making of the Loans:

      4.1 Corporate Existence and Business. Borrower is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement and each other Credit Facility Document to which it is or is to become a party.

      4.2 Power and Authorization; Enforceable Obligations. Borrower has full power and authority and the legal right to execute, deliver and perform this Agreement and each other Credit Facility Document to which it is or is to become a party and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Credit Facility Document to which it is or is to become a party to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability as to Borrower, of this Agreement and each other Credit Facility Document to which it is or is to become a party, except such consents or authorizations or filings or other acts as have already been obtained or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect on Borrower. This Agreement and each other Credit Facility Document to which Borrower is a party have been duly executed and delivered by Borrower and constitute, and each other Credit Facility Document to which it is to become a party will upon execution and delivery thereof by Borrower and the other parties thereto (if any) constitutes, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

      4.3 No Legal Bar. The execution, delivery and performance by Borrower of this Agreement and each other Credit Facility Document to which it is or is to become a party to complete the transactions contemplated hereby and the making by Borrower of any payments hereunder or under any other Credit Facility Document to which it is a party will not violate any applicable law or any material contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of Borrower pursuant to any applicable law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect on Borrower.

      4.4 No Proceeding or Litigation. No litigation or proceeding of or before any Governmental Authority is pending or, to the knowledge of Borrower, threatened in writing against Borrower, except where such litigation or proceeding could not reasonably be expected to have a Material Adverse Effect on Borrower.

      4.5 Governmental Approvals. All governmental authorizations and actions necessary in connection with the execution and delivery by Borrower of this Agreement and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

      4.6 Financial Statements. All quarterly and annual financial statements of Borrower and its consolidated subsidiaries heretofore delivered by Borrower to Administrative Agent were true, correct and complete in all material respects, did not fail to disclose any material liabilities, whether direct or contingent, and fairly presented in all material respects the financial condition of Borrower and its consolidated subsidiaries, as the case may be, in each case as of the date delivered and were prepared in accordance with GAAP. Since June 30, 2001, there has been no material adverse change in the business, operations, property, assets or financial condition of Borrower and its consolidated subsidiaries taken as a whole.

      4.7 True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by Borrower or its representatives in writing to Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein was true and accurate in all material respects on the date as of which such information was dated or certified and at such date did not omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The information referred to in the immediately preceding sentence furnished to Administrative Agent or any Lender on or prior to the Closing Date, taken as a whole, as updated or supplemented from time to time, is true and correct in all material respects as of the Closing Date, and as of the Closing Date all such information does not omit to state any fact which could reasonably be expected to have a Material Adverse Effect on Borrower.

      4.8 Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended and is exempt from regulation under PUHCA and the Federal Power Act.

      4.9 Compliance with Law. There is no violation by Borrower or any Significant Subsidiary of any Governmental Rule which could reasonably be expected to have a Material Adverse Effect on Borrower. Except as have been delivered to Administrative Agent, no notices of violation of any Governmental Rule have been issued, entered or received by Borrower.

      4.10 ERISA. Borrower and any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with Borrower have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

                                   ARTICLE V.
                              COVENANTS OF BORROWER

      Borrower covenants and agrees that until the repayment in full of the Obligations (other than those contingent obligations that are intended to survive the termination of this Agreement or the other Credit Facility Documents) and the expiration and termination of all Commitments, unless Administrative Agent on behalf of the Lenders waive compliance in writing:

      5.1 Existence. Borrower shall, and shall cause each Significant Subsidiary to, maintain and preserve its existence in good standing in the state of its formation and its qualification to do business in each other jurisdiction where such qualification is necessary and all material rights, privileges and franchises necessary in the normal conduct of its business.

      5.2 Consents, Legal Compliance. Borrower shall maintain in full force and effect all consents of any Governmental Authority that are required to be obtained by it in order for it to perform its obligations under this Agreement and will obtain any that may become necessary in the future.

      5.3 Prohibition of Certain Transfers.

            5.3.1 Borrower shall not, and shall not permit any Significant Subsidiary to, liquidate or dissolve, or combine, consolidate or merge with or into another Person (other than any consolidation or mergers between or among Borrower and its Significant Subsidiaries); except that Borrower or any Significant Subsidiary may combine, consolidate or merge with another Person if
(i) Borrower or a Significant Subsidiary, as the case may be, is the surviving corporation of such merger, consolidation or combination; (ii) after giving effect thereto, Borrower's long term unsecured indebtedness ratings from Moody's and S&P are at least Baa2 and BBB-, respectively, or Baa3 and BBB, respectively;
(iii) prior to such merger, consolidation or combination, and after giving effect thereto, no Inchoate Default or Event of Default shall have occurred and be continuing; (iv) Borrower shall have provided pro forma calculations to Administrative Agent demonstrating that, to the reasonable satisfaction of Administrative Agent, after giving effect to such merger, consolidation or combination, the projected ratio of Total Debt to Capitalization for the next succeeding fiscal quarter will be less than or equal to 0.65 to 1.00; and (v) Borrower's rights and obligations under this Agreement and Administrative Agent's rights and obligations under this Agreement shall not be diminished in any manner as a result of such merger, consolidation or combination.

            5.3.2 Except as set forth in this Section 5.3 or sales that are in the nature of financing leases, Borrower shall not, and shall not permit any Significant Subsidiary to, sell, lease, assign or otherwise transfer or dispose of, directly or indirectly, all or any substantial part of such Significant Subsidiary's property, business or assets; provided that (i) Borrower or any Significant Subsidiary may sell, lease or otherwise transfer or dispose of, directly or indirectly, assets to any Significant Subsidiary; (ii) Tampa Electric may sell, contribute or otherwise transfer its transmission and transmission-related assets for fair value to a regional transmission organization; and (iii) TPS may sell, transfer or otherwise assign up to 30% of its assets in exchange for similar assets or for cash; provided that if such sale is for cash, then such cash is (A) retained by TPS or Borrower in cash or equivalent short term investments (provided that TPS and Borrower shall not be obligated to so maintain any such proceeds in cash or equivalent investments at any time that Borrower is rated at least Baa2 by Moody's and BBB+ by S&P or Baa1 by Moody's and BBB by S&P) and reinvested within nine months of the date of such sale in assets similar to those sold, or (B) used to prepay any other Indebtedness of Borrower and/or its subsidiaries to the extent required in accordance with its terms.

            5.3.3 Except as set forth in this Section 5.3 or on Schedule 5.3, Borrower shall not, and shall not permit any Significant Subsidiary to, mortgage, pledge or encumber all or substantially all of its assets; provided that Borrower and any subsidiary of Borrower may enter into limited recourse project financing transactions (including in the form of synthetic leases) in the ordinary course of Borrower's or such subsidiary's business.

            5.3.4 Except as set forth in this Section 5.3, Borrower shall not sell, assign or otherwise transfer, by way of collateral assignment or otherwise, or dispose of, directly or indirectly (by way of collateral assignment or otherwise) any Equity Interest in any Significant Subsidiary; provided that (a) Borrower may sell, transfer or otherwise assign 20% of Borrower's Equity Interests in TPS and (b) Borrower or any subsidiary of Borrower may engage in limited recourse project financing transactions as provided in Section 5.3.3.

      5.4 Payment and Performance of Material Obligations. Borrower shall, and shall cause each Significant Subsidiary to, pay and perform all its material obligations, howsoever arising, as and when due and payable or required to be performed, except (a) such as may be contested in good faith or as to which a bona fide dispute may exist; provided that adequate reserves have been established in accordance with GAAP, and (b) trade payables which shall be paid in the ordinary course of business.

      5.5 Taxes. Borrower shall, and shall cause each Significant Subsidiary to, file all tax returns and pay, or cause to be paid, as and when due and prior to delinquency, all material taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to it; provided that Borrower or any Significant Subsidiary may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Person is in good faith contesting the same, so long as (a) adequate reserves have been established in accordance with GAAP, (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect on Borrower, and (c) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest.

      5.6 Maintenance of Property, Insurance. Borrower shall, and shall cause each Significant Subsidiary to, (a) keep all property useful and necessary in its business in good working order and condition except where the failure to so maintain could not reasonably be expected to have a Material Adverse Effect on Borrower, (b) maintain proper books and records in accordance with GAAP, (c) permit Administrative Agent to visit and inspect its properties at reasonable times and upon reasonable notice, (d) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are in accordance with normal industry practice, or make provisions reasonably satisfactory to Administrative Agent for self-insurance in accordance with normal industry practice, and (e) furnish to Administrative Agent, upon written request, full information as to the insurance carried.

      5.7 Compliance with Laws, Instruments, Etc. Borrower shall, and shall cause each Significant Subsidiary to, promptly comply, or cause compliance, with all Governmental Rules (except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on Borrower) including Governmental Rules relating to pollution control, environmental protection, equal employment opportunity or employee benefit plans, ERISA Plans and employee safety.

      5.8 No Change in Business. Borrower shall maintain a substantial part of its business in the power industry and businesses reasonably related thereto and Borrower shall cause each Significant Subsidiary to maintain as a substantial part of its business the general type of business now conducted by such Significant Subsidiary. Borrower shall not extend credit for the purpose of purchasing or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board).

      5.9 Financial Statements. Unless Administrative Agent otherwise consents, deliver or cause to be delivered to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent:

            5.9.1 As soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of its fiscal year, an unaudited consolidated balance sheet of Borrower and its consolidated subsidiaries as of the last day of such quarterly period and the related statements of income, cash flow, and partners' capital (where applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year; and

            5.9.2 As soon as practicable and in any event within 120 days after the close of each applicable fiscal year, audited consolidated financial statements of Borrower and its consolidated subsidiaries. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable) and a statement of cash flow, all prepared in accordance with GAAP, certified by an independent certified public accountant selected by Borrower. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of Borrower.

            5.9.3 Each time the financial statements are delivered under Sections 5.9.1 or 5.9.2, deliver, along with such financial statements, a certificate signed by a Responsible Officer of Borrower (i) setting forth reasonably detailed calculations demonstrating compliance with Section 5.11 and including a schedule describing all Contingent Obligations of Borrower, and (ii) certifying that (A) such Responsible Officer has made or caused to be made a review of the transactions and financial condition of Borrower during the relevant fiscal period and that, to such Responsible Officer's knowledge, Borrower is in compliance with all applicable material provisions of each Credit Facility Document to which Borrower is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which Borrower has taken or proposes to take with respect thereto, and (B) such financial statements are true and correct in all material respects and that no material adverse change in the consolidated assets, liabilities, operations, or financial condition of Borrower has occurred since the date of the immediately preceding financial statements provided to Administrative Agent or, if a material adverse change has occurred, the nature of such change.

            5.9.4 As long as Borrower is required or permitted to file reports under the Securities Exchange Act of 1934, as amended, a copy of its report on Form 10-K shall satisfy the requirements of Section 5.9.1 and a copy of Borrower's report on Form 10-Q shall satisfy the requirements of Section 5.9.2.

      5.10 Notices. Borrower shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, deliver written notice to Administrative Agent of:

            5.10.1 Any litigation pending or threatened in writing against Borrower or any Significant Subsidiary involving claims against Borrower or such Significant Subsidiary that could reasonably be expected to have a Material Adverse Effect on Borrower, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

            5.10.2 Any dispute or disputes which may exist between Borrower or any Significant Subsidiary and any Governmental Authority and which involve (i) claims against Borrower or such Significant Subsidiary that could reasonably be expected to have a Material Adverse Effect on Borrower, (ii) injunctive or declaratory relief that could reasonably be expected to have a Material Adverse Effect on Borrower, (iii) revocation or material modification or the like of any applicable material permit or imposition of additional material conditions with respect thereto, or (iv) any liens for any material amount of taxes due but not paid;

            5.10.3 Any default under this Agreement or under any other agreement with respect to any Indebtedness of Borrower outstanding in an amount equal to or in excess of $50,000,000 or the acceleration of Indebtedness of Borrower for borrowed money in an amount equal to or in excess of $10,000,000;

            5.10.4 Borrower being placed on watch or review for possible rating down-grade by S&P or Moody's;

            5.10.5 Any negative change, from the date hereof, from the rating given to Borrower's long-term senior unsecured debt by either S&P or Moody's; and

            5.10.6 Any event or circumstance which could reasonably be expected to have a Material Adverse Effect on Borrower.

      5.11 Financial Covenants. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Debt to Capitalization, for the fiscal quarter then ended, of less than or equal to 0.65 to 1.00.

      5.12 Indemnification.

            5.12.1 Borrower shall indemnify, defend and hold harmless Administrative Agent and each Lender, each of their Affiliates and their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all penalties, claims, damages, losses, liabilities and obligations, of any kind or nature whatsoever, that may be imposed upon, incurred by or asserted or awarded against any Indemnitee in any way relating to or arising out of or in connection with this Agreement, the other Credit Facility Documents, or any related claim or investigation, litigation or proceeding, or the preparation of any defense with respect thereto, and will reimburse each Indemnitee for all reasonable expenses (including all reasonable costs and expenses of a single legal counsel, together with a single legal counsel in each applicable jurisdiction, and all reasonable costs and expenses of multiple legal counsels to the extent necessary in the event that (i) the circumstances giving rise to such indemnification create an ethical conflict for such single counsel or (ii) the Indemnitees have inconsistent or conflicting defenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by Borrower, or an Indemnitee is otherwise a party thereto (but not in respect of any claim or action brought by Borrower against any Indemnitee to enforce its rights hereunder or under any other Credit Facility Document), and whether or not the transactions contemplated by the Credit Facility Documents are consummated (collectively, "Subject Claims").

            5.12.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent any such claim, penalty, damage, loss, liability, obligation, cost, disbursement or expense incurred by or asserted or awarded against such Indemnitee is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees. Without limiting the generality of the foregoing, Borrower shall not be liable for any special, indirect, consequential or punitive damages suffered by an Indemnitee, including any loss of profits, business or anticipated savings of such Indemnitee, other than any such damages or losses imposed upon or asserted or awarded against any Indemnitee by a third party.

            5.12.3 If for any reason the foregoing indemnification is unavailable to any Indemnitee or is insufficient to hold it harmless, then Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of Borrower and its equity holders on the one hand and such Indemnitee on the other hand in the matters contemplated by this Agreement and the other Credit Facility Documents as well as the relative fault of Borrower and such Indemnitee with respect to such loss, claim, damage or liability and any other relevant equitable considerations.

            5.12.4 The provisions of this Section 5.12 shall survive the satisfaction or discharge of Borrower's obligations hereunder, and shall be in addition to any other rights and remedies of the Lenders.

            5.12.5 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall promptly notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower. Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defense of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and Borrower (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense to the extent provided in Sections 5.12.1 and 5.12.2.

            5.12.6 Borrower shall promptly report to the relevant Indemnitee(s) on the status of such action, suit or proceeding the defense of which is assumed by Borrower in accordance with Section 5.12.5, as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every 60 days). Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrower possesses relating to such action, suit or proceeding.

            5.12.7 Notwithstanding Borrower's rights hereunder to control certain actions, suits or proceedings, if any Indemnitee reasonably determines that failure to compromise or settle any Subject Claim made against such Indemnitee is reasonably likely to have an imminent and material adverse effect on such Indemnitee or such Indemnitee's interest in Borrower, such Indemnitee shall be entitled to compromise or settle such Subject Claim; provided that such Indemnitee consults with and coordinates such compromise or settlement with Borrower (although no prior consent by Borrower to any such compromise or settlement shall be required); and provided further that with respect to any Indemnitee other than a Lender, such right may be exercised only with the consent of the Lender or Lenders which such Indemnitee is affiliated with or engaged by. Any such compromise or settlement shall be binding upon Borrower for the purposes of this Section 5.12. Notwithstanding Borrower's rights hereunder, Borrower shall not be entitled to settle any Subject Claim of an Indemnitee without the prior written consent of such Indemnitee or a full release of such Indemnitee, in form and substance satisfactory to such Indemnitee. Upon payment of any Subject Claim by Borrower pursuant to this Section 5.12 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and Borrower's insurance carrier, and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

            5.12.8 Any amounts payable by Borrower pursuant to this Section 5.12 shall be regularly payable within 30 days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

            5.12.9 Notwithstanding anything to the contrary set forth herein, except as provided in Section 5.12.1 or 5.12.5, Borrower shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 5.12 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees, or upon failure to so select, by Administrative Agent).


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

                                  ARTICLE VI.
                           EVENTS OF DEFAULT; REMEDIES

      6.1 Events of Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

            6.1.1 Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement, (i) any Reimbursement Obligation or principal on any Loan on the date such sum is due, (ii) any interest on any Loan or any scheduled fee, cost, charge or sum due hereunder or under any other Credit Facility Document, within three Banking Days after the date that such sum is due, or
(iii) any other fee, cost, charge or other sum due under this Agreement or any other Credit Facility Document, within 30 days after written notice that such sum is due and has not been paid.

            6.1.2 Debt Cross Default. (i) Borrower or any Significant Subsidiary shall default for a period beyond any applicable grace period in the payment of any principal, interest or other amount due under any agreement involving the borrowing of money or the advance of credit (other than trade payables or non-recourse indebtedness) and the outstanding amount or amounts payable under all such agreements equals or exceeds $50,000,000 or (ii) an event of default shall have occurred and be continuing under an agreement, or related agreements, under which Borrower or any Significant Subsidiary has outstanding indebtedness for borrowed money (other than non-recourse indebtedness) of $10,000,000 or more and, in the case of this clause (ii), such debt has been accelerated by the holder of such debt, or the holder of such debt has attempted to accelerate but such acceleration was prevented by applicable Governmental Rule.

            6.1.3 Bankruptcy; Insolvency. Borrower or any Significant Subsidiary shall become subject to a Bankruptcy Event.

            6.1.4 Misstatements; Omissions. Any representation or warranty of Borrower set forth in this Agreement or any other Credit Facility Document shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty (i) is having or could reasonably be expected to result in a Material Adverse Effect on Borrower and
(ii) shall remain unremedied by Borrower for a period of 30 days after the earlier of the date that Borrower becomes aware thereof or receives written notice thereof from Administrative Agent.

            6.1.5 Breach of Terms of Agreement. Borrower shall fail to perform or observe any of the covenants set forth in this Agreement and (except with respect to any covenants set forth in Section 5.1 (with respect to its obligation to maintain its existence), 5.3, 5.8 or 5.11) such failure shall continue unremedied for 30 days after Borrower becomes aware thereof or receives written notice with respect thereto from Administrative Agent.

            6.1.6 Judgments. A final judgment or judgments shall be entered against Borrower or any Significant Subsidiary in the amount of $50,000,000 or more (net of amounts covered by insurance) individually or in the aggregate (other than (i) a judgment which is fully discharged within 30 days after its entry, or (ii) a judgment, the execution of which is effectively stayed within 30 days after its entry but only for 30 days after the date on which such stay is terminated or expires) or, in the case of injunctive relief, which if left unstayed could reasonably be expected to have a Material Adverse Effect on Borrower.

            6.1.7 Change in Control. Without the consent of the Majority Lenders, (i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange
Act) of less than 30% of the Borrower's voting stock shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting stock of the Borrower (or other securities convertible into such voting stock) representing 30 % or more of the combined voting power of all voting stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date hereof, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Borrower) shall be, for purposes of this provision, considered as though such person were a member of the board as of the beginning of such period.

            6.1.8 ERISA Violations. If Borrower or any ERISA Affiliate should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (a) a Reportable Event shall have occurred with respect to any ERISA Plan; or (b) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (c) the PBGC shall institute proceedings to terminate any ERISA Plan; or (d) a complete or partial withdrawal by Borrower or any ERISA Affiliate from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower or any ERISA Affiliate of its intent to terminate) under Section 4041A of ERISA; or (e) any ERISA Plan experiences an accumulated funding deficiency under Code Section 412(b); or (e) Borrower or any ERISA Affiliate incurs any liability for a Prohibited Transaction under ERISA Section 502; provided that any of the events described in this Section 6.1.8 shall result in joint liability to Borrower and all ERISA Affiliates in excess of $5,000,000.

            6.1.9 Security. Any of the Credit Facility Documents, once executed and delivered, shall, except as the result of acts or omissions of Administrative Agent or the Lenders, fail to provide Administrative Agent and the Lenders the liens, security interest, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or cease to be in full force and effect (except as expressly contemplated by the terms thereof), or the validity thereof or the applicability thereof to the Loans or other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrower or any other party thereto (other than Administrative Agent or the Lenders).

      6.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent and the Lenders may, at the election of the Required Lenders, without further notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, all such notices and demands other than notices required by this Agreement or any of the other Credit Facility Documents being waived (to the extent permitted by Governmental Rule), exercise any or all of the following rights and remedies, in any combination or order that the Required Lenders may elect, in addition to such other rights or remedies as the Lenders may have hereunder, under the other Credit Facility Documents or at law or in equity.

            6.2.1 No Further Loans. Refuse, and Administrative Agent and the Lenders shall not be obligated, to continue any Loans or to make any additional Loans under either Facility and the LC Issuing Bank shall not be obligated to issue, extend or increase the Stated Amount of any Letter of Credit; provided that in the event of an Event of Default occurring under Section 6.1.3 of this Agreement with respect to Borrower, the foregoing shall take effect immediately and without further act of Administrative Agent or the Lenders.

            6.2.2 Cure by Administrative Agent. Without any obligation to do so but only during any time when a Loan, Letter of Credit or Reimbursement Obligation is outstanding, or any other amounts are due and owing hereunder to Administrative Agent, LC Issuing Bank or the Lenders, Administrative Agent may make disbursements or Loans under either Facility in respect of which any amounts are outstanding to or on behalf of Borrower to cure any Event of Default or Inchoate Default hereunder as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Lenders' interests under this Agreement or any Credit Facility Documents or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate, if applicable), shall be repaid by Borrower to Administrative Agent on demand and shall be secured by this Agreement and the other Credit Facility Documents and shall constitute an Obligation, notwithstanding (i) that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Total Commitment or (ii) that such expenditures may, together with amounts advanced under this Agreement with respect to a Facility, exceed the portion of the Total Commitment applicable to such Facility.

            6.2.3 Acceleration. Declare and make all sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement together with all unpaid fees, costs (including Liquidation Costs) and charges due hereunder or under any other Credit Facility Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the Lenders an amount in immediately available funds equal to the aggregate amount of any outstanding Loans under both Facilities; provided that in the event of an Event of Default occurring under Section 6.1.3 of this Agreement with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent or the Lenders.

            6.2.4 Cash Collateralization of Letters of Credit. Demand from the Borrower payment in an amount equal to the Aggregate LC Stated Amount to be used as security for any Reimbursement Obligations which may arise in accordance with
Section 2.2.6(b).

                                  ARTICLE VII.
              ADMINISTRATIVE AGENT, SUBSTITUTION, AMENDMENTS, ETC.

      7.1 Appointment, Powers and Immunities.

            7.1.1 Each Lender hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Credit Facility Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Credit Facility Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Facility Document, or be a trustee for any Lender. Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Facility Document or any Governmental Rule or exposes Administrative Agent to any liability. Each of Administrative Agent, the Lenders and any of their respective Affiliates shall not be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower or its Affiliates contained in this Agreement or in any certificate or other document referred to or provided for in, or received by Administrative Agent, or any Lender under this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other document referred to or provided for herein or for any failure by Borrower, its respective Affiliates to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it with reasonable care.

            7.1.2 Administrative Agent and its directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent;
(b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender for any statements, warranties or representations made in or in connection with any Credit Facility Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Facility Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower or any other Person; and (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Facility Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement and the other Credit Facility Documents, Administrative Agent shall take such action with respect to the Credit Facility Documents as shall be directed by the Majority Lenders or Required Lenders, as the case may be.

      7.2 Reliance. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any other matters not expressly provided for by this Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Majority Lenders or Required Lenders, as the case may be, (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Facility Document or any Governmental Rule). Administrative Agent shall in all cases (including when any action by Administrative Agent alone is authorized hereunder, if Administrative Agent elects in its sole discretion to obtain instructions from the Majority Lenders or Required Lenders, as the case may be) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Facility Document in accordance with the instructions of the Majority Lenders or the Required Lenders, as the case may be, and such instructions of the Majority Lenders or the Required Lenders, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      7.3 Non-Reliance. Each Lender represents that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent and any Lender shall not be required to keep informed as to the performance or observance by Borrower or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or its Affiliates.

      7.4 Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Inchoate Default or Event of Default, unless such default relates to the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, or Administrative Agent has received a notice from a Lender or Borrower, referring to this Agreement, describing such Inchoate Default or, Event of Default and indicating that such notice is a notice of default. If Administrative Agent receives such a notice of the occurrence of an Inchoate Default or Event of Default, Administrative Agent shall give notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Inchoate Default or Event of Default as is provided in Article VI or if not provided for in Article VI, as Administrative Agent shall be reasonably directed by the Required Lenders; provided, however, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      7.5 Indemnification. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Administrative Agent, ratably in accordance with its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit Facility Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Facility Documents, to the extent that Administrative Agent is not reimbursed for such expenses by Borrower. Notwithstanding the foregoing, Administrative Agent shall not be entitled to indemnification or reimbursement of its expenses under this Section
7.5 if it would not be entitled to indemnification or reimbursement under Sections 5.12 and 8.4, respectively.

      7.6 Successor Administrative Agent. Administrative Agent may resign hereunder and under the Tampa Electric Credit Agreement at any time by giving written notice thereof to the Lenders, Borrower and Tampa Electric, provided, however, that Administrative Agent may only resign hereunder if Administrative Agent, in its capacity as Tampa Electric Credit Facility Administrative Agent, also resigns under the Tampa Electric Credit Agreement. Administrative Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder, under the other Credit Facility Documents, under the Tampa Electric Credit Agreement or under the other Tampa Electric Credit Facility Documents or for gross negligence or willful misconduct in connection with the performance of its duties hereunder, under the Tampa Electric Credit Agreement, under the other Credit Facility Documents or under the other Tampa Electric Credit Facility Documents and then only upon the affirmative vote of the Majority Lenders and the affirmative vote of the Tampa Electric Credit Facility Majority Lenders under Section 7.6 of the Tampa Electric Credit Agreement (excluding Administrative Agent and Tampa Electric Credit Facility Administrative Agent from such votes and Administrative Agent's Proportional Share of the Total Commitment and Tampa Electric Credit Facility Administrative Agent's Proportional Share of the Tampa Electric Total Commitment from the amounts used to determine the portion of the Total Commitment and the Tampa Electric Total Commitment necessary to constitute the required Proportionate Shares of the remaining Lenders and Tampa Electric Credit Facility Lenders). Upon any such resignation or removal, the Majority Lenders together with the Tampa Electric Credit Facility Majority Lenders pursuant to Section 7.6 of the Tampa Electric Credit Agreement shall have the right to appoint the same successor Administrative Agent and Tampa Electric Credit Facility Administrative Agent hereunder and under the Tampa Electric Credit Agreement with the consent of Borrower and Tampa Electric, which consent shall not be unreasonably withheld or delayed; provided that Borrower's consent shall not be required if an Event of Default shall have occurred and be continuing at such time hereunder and Tampa Electric's consent shall not be required if an Event of Default shall have occurred and be continuing under the Tampa Electric Credit Agreement. If no successor Administrative Agent and Tampa Electric Credit Facility Administrative Agent shall have been so appointed by the Majority Lenders and the Tampa Electric Credit Facility Majority Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, the retiring Administrative Agent may, on behalf of the Lenders with the consent of Borrower and Tampa Electric (such consent not to be unreasonably withheld or delayed) appoint the same successor Administrative Agent and Tampa Electric Credit Facility Administrative Agent hereunder and under the Tampa Electric Credit Agreement which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent and Tampa Electric Credit Facility Administrative Agent hereunder and under the Tampa Electric Credit Facility Documents by a successor Administrative Agent and Tampa Electric Credit Facility Administrative Agent, such successor Administrative Agent and Tampa Electric Credit Facility Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Tampa Electric Credit Facility Administrative Agent, and the retiring Administrative Agent and Tampa Electric Credit Facility Administrative Agent shall be discharged from its duties and obligations as Administrative Agent and Tampa Electric Credit Facility Administrative Agent only under the Credit Facility Documents and the Tampa Electric Credit Facility Documents. After any retiring Administrative Agent's and Tampa Electric Credit Facility Administrative Agent's resignation or removal hereunder as Administrative Agent and Tampa Electric Credit Facility Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Tampa Electric Credit Facility Administrative Agent under the Credit Facility Documents and the Tampa Electric Credit Facility Documents.

      7.7 Authorization. Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Credit Facility Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in the Credit Facility Documents. Administrative Agent is further authorized by the Lenders to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Facility Document to which it is a party.

      7.8 Administrative Agent's Other Roles. With respect to its Commitments, the Loans made by it and any Notes issued to it, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Lenders. For the avoidance of doubt, Administrative Agent may act as Tampa Electric Credit Facility Administrative Agent notwithstanding any potential or actual conflict of interest presented by the foregoing and Borrower and each of the Lenders hereby waives any claim against Administrative Agent or any of its affiliates based upon any conflict of interest that Administrative Agent may have with regard to acting as Administrative Agent hereunder and acting in such other role.

      7.9 Amendments; Waivers. Subject to the provisions of this Section 7.9, unless otherwise specified in this Agreement or another Credit Facility Document, the Majority Lenders (or Administrative Agent with the consent in writing of the Majority Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding, modifying or waiving any provisions to the Credit Facility Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Inchoate Default or Event of Default; provided, however, that:

            7.9.1 no such supplemental agreement shall, without the consent of all of the Lenders:

                        (a) Modify Section 2.1.5, 2.5.1, 2.5.2, 2.5.3, 2.6, 2.7,
                        2.8, 3.1 7.1, 7.13, or 7.14; or

                        (b) Reduce the percentage specified in the definition of Majority Lenders or Required Lenders; or

                        (d) Permit Borrower to assign its rights under this Agreement, or

                        (e) Amend this Section 7.9 or amend any defined term set forth herein, in any Credit Facility Document or in Exhibit A, to the extent such amendment would have the effect of violating the effect of the provisions of this
                        Section 7.9; or

                        (f) Release any collateral from a lien securing the Obligations of Borrower hereunder or release any funds from any account otherwise than in accordance with the terms hereof.

            7.9.2 with respect to any Facility, any of the following amendments shall require the consent of all of the Lenders under such Facility (and none of the Lenders under the other Facility):

                        (a) Extend the maturity of any Loans or Reimbursement Obligations (including any extension of the Commitment Termination Date or the Maturity Date of such Facility) or any Notes or reduce the principal amount thereof; or

                        (b) Reduce the rate or change the time of payment of interest due on any Loan or any Note; or

                        (c) Reduce the amount or change the time of payment of any fee or other amount due or payable under such Facility; or

                        (d) Increase the amount of the Commitment of any Lender under such Facility.

      7.10 Withholding Tax.

            7.10.1 If the forms or other documentation required by Section 2.5.7 are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

            7.10.2 If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses. Borrower shall not be responsible for any amounts paid or required to be paid by a Lender under this
Section 7.10.2.

            7.10.3 If any Lender sells, assigns, grants participations in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, transferee or participant shall comply with and be bound by the terms of Sections 2.5.7, 7.10.1 and 7.10.2 as though it were such Lender.

      7.11 General Provisions as to Payments. Administrative Agent shall promptly distribute to each Lender its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of (a) its domestic lending office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign lending office, as each Lender may designate in writing to Administrative Agent, in the case of payments of principal of, and interest on, its LIBOR Loans and (c) its domestic lending office, or such other lending office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder. Each Lender shall have the right to alter its designated domestic lending office upon notice to Administrative Agent and Borrower.

      7.12 Substitution of Lender. Should any Lender fail to make a Loan in violation of its obligations under this Agreement (a "Non-Advancing Lender"), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Lender (b) cooperate with Borrower or any other Lender to find another Person that shall be acceptable to Administrative Agent and Borrower (unless an Event of Default shall have occurred and is continuing) and that shall be willing to assume the Non-Advancing Lender's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Lender failed to make but without assuming any liability for damages for failing to have made such

Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Lender hereunder upon the payment by such Person of all interest and fees owed to the Non-Advancing Lender and execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent and Borrower by such Person assuming the Non-Advancing Lender's obligations under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Lender shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 7.12 shall relieve the Non-Advancing Lender from any liability it might have to Borrower or to the other Lenders as a result of its failure to make any Loan.

      7.13 Participations.

            7.13.1 Nothing herein provided shall prevent any Lender from selling a participation in its Commitments (and/or Loans made thereunder); provided that
(a) no such sale of a participation shall alter such Lender's or Borrower's obligations hereunder and (b) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Commitments (and/or Loans) shall provide that, with respect to such Commitments (and/or Loans), subject to the following proviso, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitments (and/or Loans), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Facility Document and the right to take action to have the Notes declared due and payable pursuant to Article VI; provided, however, that such agreement may provide that the participant may have rights to approve or disapprove decreases in principal, interest rates or fees, lengthening of maturity of any Loans, postponements of any due dates for payments hereunder. No recipient of a participation in any Commitments or Loans of any Lender shall have any rights under this Agreement or shall be entitled to any reimbursement for taxes, other taxes, increased costs or reserve requirements under Section 2.7.3 or any other indemnity or payment rights against Borrower in excess of a proportionate amount which would have been payable to the Lender from whom such Person acquired its participation.

            7.13.2 Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (a) nothing herein shall constitute a commitment by any SPC to make any Loan, and
(b) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 7.13, any SPC may (x) with notice to, but without the prior written consent of, Borrower and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of all SPCs having outstanding Loans or Commitments hereunder.

      7.14 Transfer of Commitments. Notwithstanding anything else herein to the contrary (but subject to Section 7.13.2), any Lender, after receiving Administrative Agent's prior written consent (which consent shall not be unreasonably withheld or delayed) and unless an Event of Default shall have occurred and is continuing, the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed) may, from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of its Commitment under either Facility (and Loans made thereunder), in the minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, to any institution which in such assigning Lender's judgment is reasonably capable of performing the obligations of a Lender hereunder and reasonably experienced in corporate financing; provided, however, that in the case of an assignment by a Lender to another Lender or Affiliate of a Lender, the prior consent of Administrative Agent and Borrower shall not be required and the minimum assignment amount specified above shall not apply as long as the assigning Lender continues to hold a Commitment of no less than $5,000,000 under the applicable Facility. In the event of any assignment made pursuant to this
Section 7.14, (a) the assigning Lender's Proportionate Share shall be reduced by the amount of the Proportionate Share assigned to the new Lender, (b) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, in form and substance reasonably satisfactory to Administrative Agent and Borrower, (c) the parties to the sale, assignment, transfer or other disposition, excluding Borrower, shall collectively pay to Administrative Agent an administrative fee of $3,500 and (d) at the assigning Lender's option, Borrower shall execute and deliver to such new Lender Notes in the forms attached hereto as Exhibit B, in a principal amount equal to its Proportionate Share but only if it shall also be executing or exchanging with the assigning Lender a replacement note for any
Note in an amount equal to the Proportionate Share retained by the Lender, if any (provided that Borrower shall have received for cancellation the existing Note held by the assigning Lender). Thereafter, such new Lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article VII), in accordance with its Proportionate Share, under each of the Credit Facility Documents.

      7.15 Laws. Notwithstanding the foregoing provisions of this Article VII, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Facility Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the reasonable opinion of Administrative Agent be necessary or advisable on the part of Borrower to give full force and effect to such disposition.

      7.16 Assignability as Collateral. Notwithstanding any other provision contained in this Agreement or any other Credit Facility Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it as collateral security provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      8.1 Addresses. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to Administrative Agent:   Citibank, N.A.
                              388 Greenwich Street
                              20th Floor
                              New York, NY 10013
                              Attention: Lorraine Frankel
                              Tel: (212) 816-0988
                              Fax: (212) 816-0584

With a copy to:               Citibank, N.A.
                              2 Penns Way, Suite 2000
                              New Castle, Delaware 19720
                              Attention: Janet Wallace
                              Tel: (302) 894-6029
                              Fax: (302) 894-6120

If to Borrower:               TECO Energy, Inc.
                              702 North Franklin Street
                              Tampa, FL 33602
                              Attention: Corporate Secretary
                              Telephone No.: (813) 228-1808
                              Telecopy No.: (813) 228-1328

If to Lenders:                To the address specified on Schedule 1A or 1B, as
                              applicable.

      All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by facsimile. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking
Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above; provided, however, that a Lender shall have the right to change its address for notice hereunder by giving notice to Administrative Agent and Borrower only.

      8.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due from the Lenders and any securities or other property of Borrower in the possession of Administrative Agent may at all times be treated as collateral security for the payment of the Loans and any Notes and all other obligations of Borrower to the Lenders under this Agreement and the other Credit Facility Documents, and Borrower hereby pledges to Administrative Agent for the benefit of the Lenders and grants Administrative Agent a security interest in and to all such deposits, sums, securities or other property. Regardless of the adequacy of any other collateral, Administrative Agent may execute or realize on the Lenders security interest in any such deposits or other sums credited by or due from the Lenders to Borrower, and may apply any such deposits or other sums to or set them off against Borrower's obligations to the Lenders under any Notes and this Agreement at any time after the occurrence and during the continuance of any Event of Default.

      8.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to the Lenders upon the occurrence of any Event of Default, Inchoate Default or any breach or default of Borrower under this Agreement or any other Credit Facility Document shall impair any such right, power or remedy of the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent and/or the Lenders of any Event of Default, Inchoate Default or other breach or default under this Agreement or any other Credit Facility Document, or any waiver on the part of Administrative Agent and/or the Lenders of any provision or condition of this Agreement or any other Credit Facility Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Facility Document or by law or otherwise afforded to Administrative Agent and the Lenders, shall be cumulative and not alternative.

      8.4 Costs, Expenses and Attorneys' Fees. Borrower will pay to Administrative Agent all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and administering of this Agreement and the documents contemplated hereby and any participation or syndication of the Loans or this Agreement, including the reasonable fees, expenses and disbursements of a single legal counsel, together with a single legal counsel in each applicable local jurisdiction, retained by Administrative Agent in connection with the preparation of such documents and any amendments hereof. Borrower will reimburse (a) Administrative Agent for all costs and expenses, including reasonable attorneys' fees, expended or incurred by Administrative Agent, and the Lenders for their reasonable internal out-of-pocket expenses (but not, in the case of the Lenders for attorney's fees) in enforcing this Agreement or the other Credit Facility Documents in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due Administrative Agent or the Lenders on the Notes or under the Credit Facility Documents and (b) Administrative Agent and the Lenders for their reasonable out-of-pocket expenses, including reasonable attorney fees, in the case of a restructuring or other workout of the Loans in connection with the bankruptcy or insolvency of Borrower or any payment default requiring, among other things, amendments to the interest rates and/or repayment dates for the Loans. Borrower shall not be responsible for any counsel fees of Administrative Agent or the Lenders other than as set forth above.

      8.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

      8.6 Governing Law. THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

      8.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      8.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only; such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

      8.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

      8.10 No Partnership, Etc. The Lenders and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Facility Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lenders and Borrower or any other Person.

      8.11 Limitation on Liability. No claim shall be made by Borrower or any of its Affiliates against the Lenders or any of their Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Facility Documents or any act or omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      8.12 Waiver of Jury Trial. THE LENDERS, ADMINISTRATIVE AGENT AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT FACILITY DOCUMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, THE LENDERS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND ADMINISTRATIVE AGENT TO ENTER INTO THIS AGREEMENT.

      8.13 Consent to Jurisdiction. The Lenders, Administrative Agent and Borrower agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Agreement, the Notes, or any other Credit Facility Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, the Lenders, Administrative Agent and Borrower accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Lenders, Administrative Agent and Borrower irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to Administrative Agent or the Lenders until a copy of all matters to be served have be mailed to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attn: Andrew Singer or such other Person as Administrative Agent or the Lenders may hereafter designate by notice specifically referring to this Section 8.13 given pursuant to Section 8.1. The Lenders, Administrative Agent and Borrower further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Lenders on or under this Agreement, the Loans and/or the other Credit Facility Documents is usurious. The Lenders, Administrative Agent and

Borrower hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Credit Facility Document brought before the foregoing courts on the basis of forum non-conveniens.

      8.14 Knowledge and Attribution. References in this Agreement and the other Credit Facility Documents to the "knowledge," "best knowledge" or facts and circumstances "known to" Borrower, and all like references, mean facts or circumstances of which a Responsible Officer of Borrower has actual knowledge.

      8.15 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of their rights under this Agreement, and the Lenders may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article VII.

      8.16 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                                    BORROWER:

                                    TECO ENERGY, INC.


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    LENDERS:

                                    CITIBANK, N.A.
                                    as Administrative Agent and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    BANK OF AMERICA, N.A.,
                                    as Syndication Agent and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    SOLOMON SMITH BARNEY INC.,
                                    as Co-Lead Arranger


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    BANK OF NEW YORK,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    THE BANK OF NOVA SCOTIA
                                    as Co-Documentation Agent and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    BNP PARIBAS,
                                    as Co-Documentation Agent and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    CREDIT SUISSE FIRST BOSTON,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    JPMORGAN CHASE BANK,
                                    as LC Issuing Bank and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    SUNTRUST BANK,
                                    as Co-Documentation Agent and Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    TORONTO DOMINION (TEXAS), INC.
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    BANK ONE, N.A.
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    BARCLAYS BANK, PLC
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    CREDIT LYONNAIS NEW YORK BRANCH
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    SOCIETE GENERALE NEW YORK
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    UBS AG, STAMFORD BRANCH,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    NORDDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK/CAYMAN
                                    ISLANDS BRANCH,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    THE BANK OF TOKYO-MITSUBISHI TRUST
                                    COMPANY, as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    COBANK, ACB
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    THE NORTHERN TRUST BANK,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    SUMITOMO MITSUI BANKING
                                    CORPORATION,
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK
                                    BRANCH
                                    as Lender


                                    By:_______________________________________
                                          Name: ______________________________
                                          Title:  ____________________________

                                   SCHEDULE 1A

                   LENDERS, LENDING OFFICES AND PROPORTIONATE
                          SHARES UNDER 364-DAY FACILITY

      Bank                                     Percentage of Loans
      ----                                     -------------------

CITIBANK, N.A.,                                    9.00%

388 Greenwich Street, 20th Floor
New York, NY 10013

BANK OF AMERICA, N.A.                              9.00%

100 North Tryon Street
16th Floor, NC1-007-16-13
Charlotte, NC 28255-0001

BANK OF NEW YORK                                   9.00%

One Wall Street, 19th Floor
New York, NY 10286

THE BANK OF NOVA SCOTIA,                           6.00%

Suite 2700, 600 Peachtree St. N.E.
Atlanta, GA 30308

BNP PARIBAS,                                       6.00%

787 Seventh Avenue
New York, NY 10019

CREDIT SUISSE FIRST BOSTON                         6.00%

11 Madison Avenue
New York, NY 10010-3629

JPMORGAN CHASE BANK                                6.00%

270 Park Avenue, 23rd Floor
New York, NY 10017


                                Scehdule 1A -- 1

      Bank                                     Percentage of Loans
      ----                                     -------------------

SUNTRUST BANK                                      6.00%

200 South Orange Avenue
Orlando, FL 32801

THE INDUSTRIAL BANK OF JAPAN,                      6.00%
LIMITED

1251 Avenue of the Americas
New York, NY 10020-1104

TORONTO DOMINION (TEXAS), INC.                     6.00%

909 Fannin Street, 17th Floor
Houston, TX 77010

BANK ONE, N.A.                                     4.50%

1 Bank One Plaza, Suite IL1-0634
Chicago, IL 60670

BARCLAYS BANK PLC                                  4.50%

222 Broadway
New York, NY 10038

CREDIT LYONNAIS NEW YORK BRANCH                    3.00%

1301 Avenue of the Americas
New York, NY 10019

SOCIETE GENERALE NEW YORK                          3.00%

560 Lexington Avenue
New York, NY 10022

UBS AG, STAMFORD BRANCH                            3.00%

677 Washingto Blvd.
Stamford, CT 06901


                                Scehdule 1A -- 2

      Bank                                     Percentage of Loans
      ----                                     -------------------

NORDDEUTSCHE LANDESBANK                            3.00%
GIROZENTRALE,
NEW YORK/CAYMAN ISLANDS
BRANCH,

1114 Avenue of the Americas, 37th
Floor
New York, NY 10036

THE BANK OF TOKYO-MITSUBISHI                       2.00%
TRUST COMPANY,

1251 Avenue of the Americas
New York, NY 10020-1104

COBANK, ACB                                        2.00%

5500 S. Quebec St.
Greenwood Village, CO 80111

THE NORTHERN TRUST BANK                            2.00%

50 S. LaSalle
Chicago, IL 60675

SUMITOMO MITSUI BANKING                            2.00%
CORPORATION

277 Park Avenue
New York, NY 10172

WESTDEUTSCHE LANDESBANK                            2.00%
GIROZENTRALE,
NEW YORK BRANCH,

1211 Avenue of the Americas
New York, NY 10036


                                Scehdule 1A -- 3

                                   SCHEDULE 1B

                   LENDERS, LENDING OFFICES AND PROPORTIONATE
                          SHARES UNDER 3-YEAR FACILITY

      Bank                                     Percentage of Loans
      ----                                     -------------------

CITIBANK, N.A.,                                    9.00%

388 Greenwich Street, 20th Floor
New York, NY 10013

BANK OF AMERICA, N.A.                              9.00%

100 North Tryon Street
16th Floor, NC1-007-16-13
Charlotte, NC 28256-0001

BANK OF NEW YORK                                   9.00%

One Wall Street, 19th Floor
New York, NY 10286

THE BANK OF NOVA SCOTIA                            6.00%

Suite 2700, 600 Peachtree St. N.E.
Atlanta, GA 30308

BNP PARIBAS                                        6.00%

787 Seventh Avenue
New York, NY 10019

CREDIT SUISSE FIRST BOSTON                         6.00%

11 Madison Avenue
New York, NY 10010-3629


                                Scehdule 1B -- 1

      Bank                                     Percentage of Loans
      ----                                     -------------------

JPMORGAN CHASE BANK                                6.00%

270 Park Avenue, 23rd Floor
New York, NY 10017

SUNTRUST BANK                                      6.00%

200 South Orange Avenue
Orlando, FL 32801

THE INDUSTRIAL BANK OF JAPAN,                      6.00%
LIMITED

1251 Avenue of the Americas
New York, NY 10020-1104

TORONTO DOMINION (TEXAS), INC.                     6.00%

909 Fannin Street, 17th Floor
Houston, TX 77010

BANK ONE, N.A.                                     4.50%

1 Bank One Plaza, Suite IL1-0634
Chicago, IL 60670

BARCLAYS BANK PLC                                  4.50%

222 Broadway
New York, NY 10038

CREDIT LYONNAIS, NEW YORK                          3.00%
BRANCH

1301 Avenue of the Americas
New York, NY 10019

SOCIETE GENERALE, NEW YORK                         3.00%
BRANCH

560 Lexington Avenue
New York, NY 10022


                                Scehdule 1B -- 2

      Bank                                     Percentage of Loans
      ----                                     -------------------

UBS AG, STAMFORD BRANCH                            3.00%

677 Washingto Blvd.
Stamford, CT 06901

NORDDEUTSCHE LANDESBANK                            3.00%
GIROZENTRALE,
NEW YORK/CAYMAN ISLANDS
BRANCH

1114 Avenue of the Americas, 37th
Floor
New York, NY 10036

THE BANK OF TOKYO-MITSUBISHI                       2.00%
TRUST COMPANY

1251 Avenue of the Americas
New York, NY 10020-1104

COBANK, ACB                                        2.00%

5500 S. Quebec St.
Greenwood Village, CO 80111

THE NORTHERN TRUST BANK                            2.00%

50 S. LaSalle
Chicago, IL 60675

SUMITOMO MITSUI BANKING                            2.00%
CORPORATION

277 Park Avenue
New York, NY 10172

WESTDEUTSCHE LANDESBANK                            2.00%
GIROZENTRALE
NEW YORK BRANCH

1211 Avenue of the Americas
New York, NY 10036


                                Scehdule 1B -- 3

                                  SCHEDULE 5.3

                            EXCEPTIONS TO PROHIBITION
                                  ON TRANSFERS

Indenture of Mortgage dated as of August 1, 1946, between Tampa Electric Company and State Street Bank and Trust Company, as Trustee, as supplemented and amended.


                                Schedule 5.3 -- 1

                                    EXHIBIT A

                                   DEFINITIONS

            "Additional Commitment" has the meaning given such term in Section
2.3.4.2 of the Credit Agreement.

            "Administrative Agent" means Citibank, N.A., acting in its capacity as administrative agent for the Lenders under the Credit Agreement, or its successor appointed pursuant to the terms of the Credit Agreement.

            "Affiliates" of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 25% or more of the equity interest in the Person specified or 25% or more of any class of voting securities of the Person specified.

            "Aggregate LC Stated Amount" means, as of any time, the aggregate Stated Amount of all Letters of Credit issued and outstanding under the Credit Agreement.

            "Applicable Margin" means, for any day during the term of the Facilities, the applicable margin set forth below, as adjusted pursuant to the proviso set forth immediately below the following chart:

=======================================================================================
                  LEVEL 1        LEVEL 2       LEVEL 3       LEVEL 4       LEVEL 5

                Long Term      Long Term     Long Term     Long Term     Long Term
                Senior         Senior        Senior        Senior        Senior
                Unsecured Non  Unsecured     Unsecured     Unsecured     Unsecured
                Credit         Non Credit    Non Credit    Non Credit    Non Credit
                Enhanced Debt  Enhanced      Enhanced      Enhanced      Enhanced
                of the         Debt of the   Debt of the   Debt of the   Debt of the
                Borrower       Borrower      Borrower      Borrower      Borrower
                Rated At       Rate Less     Rate Less     Rate Less     Rate Less
                Least A By     Than Level 1  Than Level 2  Than Level 3  Than Level 4
                S&P Or A2 by   But At Least  But At Least  But At Least
                Moody's        A- By S&P Or  BBB+ By S&P   BBB By S&P
                               A3 By         Or Baa1 By    Or Baa2 By
                               Moody's.      Moody's.      Moody's
---------------------------------------------------------------------------------------
Applicable
LIBOR Margin       0.210%       0.245%       0.275%        0.400%          0.600%
364-Day
Facility
---------------------------------------------------------------------------------------
Applicable
Base Rate           0.00%        0.00%        0.00%         0.00%           0.00%
Margin 364-Day
Facility
---------------------------------------------------------------------------------------
Applicable
LIBOR Margin       0.180%       0.220%       0.250%        0.350%          0.550%
3-Year Facility
---------------------------------------------------------------------------------------
Applicable
Base Rate           0.00%        0.00%        0.00%         0.00%           0.00%
Margin 3-Year
Facility
---------------------------------------------------------------------------------------

;provided, however, that (a) with respect to the 364-Day Facility (1) for any day on which the aggregate amount of outstanding Loans under the 364-Day Facility exceeds 33% but is equal to or less than 66% of (I) prior to Term-Conversion, the Total 364-Day Facility Commitment at such time and (II) after Term-Conversion, the Total 364-Day Facility Commitment immediately prior to Term-Conversion, the Applicable Margin for LIBOR Loans for such day under the 364-Day Facility shall be increased by 0.10% and (2) for any day on which the aggregate amount of outstanding Loans under the 364-Day Facility exceeds 66% of
(I) prior to Term-Conversion, the Total 364-Day Facility Commitment at such time and (II) after Term-Conversion, the Total 364-Day Facility Commitment immediately prior to Term-Conversion, the Applicable Margin for LIBOR Loans for such day under the 364-Day Facility shall be increased by 0.20%; and (b) with respect to the 3-Year Facility (1) for any day on which the aggregate amount of outstanding Loans plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations under the 3-Year Facility exceeds 33% but is equal to or less than 66% of the Total 3-Year Facility Commitment plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations, the Applicable Margin for LIBOR Loans for such day under the 3-Year Facility shall be increased by 0.10% and (2) for any day on which the aggregate amount of outstanding Loans plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations under the 3-Year Facility exceeds 66% of the Total 3-Year Facility Commitment plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations, the Applicable Margin for LIBOR Loans for such day under the 3-Year Facility shall be increased by 0.20%.

            "Application" means an application in such form as the LC Issuing Bank may specify from time to time pursuant to which the Borrower requests the issuance of a Letter of Credit.

            "Banking Day" means any day other than a Saturday, Sunday or other day on which banks are or are authorized to be closed in New York, New York and, where such term is used in any respect relating to a LIBOR Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Bankruptcy Event" shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not timely controverted,
(b) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (c) an interim trustee is appointed to take possession of all or a substantial portion of the property, and/or to operate all or any material part of the business of such Person and such appointment is not vacated within 60 days, or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a substantial part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Federal or state law.

            "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

            "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. If for any reason Administrative Agent shall have determined that it is unable to ascertain the Federal Funds Rate, the Base Rate shall be determined without regard to clause (b) hereof, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

            "Base Rate Loan" means a Base Rate Revolving Loan or a Base Rate Term Loan.

            "Base Rate Revolving Loan" has the meaning given in Section 2.1.1.2(a) of the Credit Agreement.

            "Base Rate Term Loan" has the meaning given in Section 2.1.2.2(a) of the Credit Agreement.

            "Borrower" means TECO Energy, Inc., a Florida corporation.

            "Borrowing" means any borrowing by Borrower of Revolving Loans made pursuant to a Notice of Borrowing, as provided in Section 2.1.1.2 of the Credit Agreement.

            "Capital Adequacy Requirement" has the meaning given in Section
2.7.4 of the Credit Agreement.

            "Capitalization" means, as to Borrower, the sum of Total Debt and Consolidated Shareholders Equity, in each case, as of the date of any determination thereof.

            "Capitalized Lease Obligations" means, as to any Person, all rental obligations as lessee which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

            "Change of Law" has the meaning given in Section 2.7.2 of the Credit Agreement.

            "Closing Date" means the date when each of the conditions precedent listed in Section 3.1 of the Credit Agreement has been satisfied (or waived in accordance with the terms of the Credit Agreement).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commitments" means at any time with respect to each Lender, such Lender's 364-Day Facility Commitment and 3-Year Facility Commitment; and, with respect to all Lenders, the Total 364-Day Facility Commitment and the Total 3-Year Facility Commitment.

            "Commitment Termination Date" means (i) with respect to the 364-Day Facility, the day which is three hundred sixty-four days after the date of the Credit Agreement, and (ii) with respect to the 3-Year Facility, the day preceding the third anniversary of the Closing Date.

            "Confirmation of Interest Period Selection" has the meaning given in
Section 2.1.3.4(b) of the Credit Agreement.

            "Consolidated Shareholders Equity" means, as of the date of any determination, the consolidated tangible net worth of Borrower and its subsidiaries, and including amounts attributable to (a) junior subordinated debentures, provided that such junior subordinated debentures have subordination and deferral features substantially similar to those in the TECO Subordinated Debentures; and (b) preferred stock to the extent excluded from Total Debt, minus the value of minority interests in any of Borrower's subsidiaries, and disregarding unearned compensation associated with Borrower's employee stock ownership plan or other benefit plans, foreign currency translation adjustments and other comprehensive income adjustments, all determined in accordance with GAAP.

            "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing any Indebtedness or lease obligation (each a "primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (c) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by Borrower in accordance with GAAP.

            "Credit Agreement" or "Agreement" means the Credit Agreement, dated November 14, 2001 among Borrower, Administrative Agent, and the financial institutions parties thereto to which this Exhibit A is attached.

            "Credit Facility Documents" means, collectively, the Credit Agreement, any Notes, the Fee Letter, and any other letter agreements or similar documents entered into by Administrative Agent (in its capacity as administrative agent under the Credit Agreement) and Borrower in connection with the transactions contemplated by the Credit Facility Documents mentioned above.

            "Declined Commitment Increase" has the meaning given such term in
Section 2.3.4.2 of the Credit Agreement.

            "Default Rate" means the interest rate per annum equal to the Base Rate or the LIBOR Rate (as applicable) plus the Applicable Margin, plus two percent (2%). Interest computed with reference to the Default Rate shall be adjusted and calculated in the same manner as interest computed with reference to the Base Rate or the LIBOR Rate (as applicable).

            "Dollar" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

            "Drawing Date" has the meaning given in Section 2.2.4 of the Credit Agreement.

            "Drawing Payment" means any payment by LC Issuing Bank honoring a drawing under a Letter of Credit.

            "Electing Lender" has the meaning given such term in Section 2.3.4.2 of the Credit Agreement.

            "Equity Interests" means (a) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (b) any warrants, options or other rights to acquire such shares or interests.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means (a) a corporation which is a member of a controlled group of corporations with Borrower within the meaning of Section 414(b) of the Code, (b) a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Borrower within the meaning of Section 414(c) of the Code or Section 4001(b)(1) of ERISA, (c) a member of an affiliated service group with Borrower within the meaning of Section 414(m) of the Code, or (d) an entity treated as under common control with Borrower by reason of Section 414(o) of the Code.

            "ERISA Plan" means any employee benefit plan (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

            "Event of Default" has the meaning given in Section 6.1 of the Credit Agreement.

            "Expiration Date" has the meaning given in each Letter of Credit.

            "Facilities" means collectively the 364-Day Facility and the 3-Year Facility, and each a "Facility".

            "Facility Fees" has the meaning given in Section 2.4.2 of the Credit Agreement.

            "Federal Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the per annum rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate charged by Administrative Agent on such day on such transactions as determined by Administrative Agent).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

            "Fee Letter" means that certain Fee Letter, dated as of November 14, 2001, among Administrative Agent, Borrower, Tampa Electric and Salomon Smith Barney Inc.

            "FERC" means the Federal Energy Regulatory Commission and its successors.

            "GAAP" means generally accepted accounting principles in the United States consistently applied.

            "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, PUHCA, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party to the Credit Agreement at law.

            "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

            "Granting Lender" has the meaning given in Section 7.13.2 of the Credit Agreement.

            "Hedge Transactions" means transactions under any interest swap agreements, caps, collars or other interest rate hedging mechanisms.

            "Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person (other than letters of credit issued to secure a financial obligation of such Person to the extent such obligation is not outstanding at the time) and all unreimbursed drafts drawn thereunder, (d) all Indebtedness of another Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under any subscription or similar agreement, (g) the discounted present value of all obligations of such Person (other than Tampa Electric) payable under agreements for the payment of a specified purchase price for the purchase and resale of power whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) any unfunded or underfunded obligation subject to the minimum funding standards of Section 412 of the Code of such Person to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained at any time, or contributed to, by such Person or any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with such Person, (i) all Contingent Obligations of such Person and (j) all obligations of such Person in respect of Hedge Transactions; provided, however, that Indebtedness shall specifically exclude accounts payable arising in the ordinary course of business.

            "Indemnitees" has the meaning given in Section 5.12.1.

            "Interest Period" means, with respect to any LIBOR Loan, the time period selected by Borrower which commences on the first day of such Loan, or on the first day after the last day of the immediately preceding Interest Period, or the effective date of any conversion (as the case may be) and ends on the last day of such time period; provided that no single day shall be deemed to be a part of two Interest Periods.

            "LC Availability Period" means the period commencing on the the Closing Date and expiring on the LC Maturity Date.

            "LC Bank Letter of Credit Fee" has the meaning given in Section
2.4.3.1 of the Credit Agreement.

            "LC Beneficiary" means the account beneficiary under a Letter of Credit, or any assignee or transferee of such beneficiary with respect to the rights of such beneficiary under such Letter of Credit.

            "LC Issuing Bank" means JPMorgan Chase Bank, a New York corporation, or any successor Lender acceptable to the Administrative Agent and Borrower which, from time to time, issues the Letters of Credit.

            "LC Maturity Date" has the meaning given such term in Section 2.2.2 of the Credit Agreement.

            "Legal Requirements" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

            "Lender" or "Lenders" means the banks and other financial institutions (including any finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having total assets in excess of $100,000,000) that are or become parties to the Credit Agreement and their successors and assigns.

            "Lending Office" means, with respect to any Lender, the office designated as such beneath the name of such Lender on Schedule 1A or 1B, as the case may be, or such other office of such Lender as such Lender may specify from time to time to Administrative Agent and Borrower.

            "Lenders Letter of Credit Fee" has the meaning given in Section
2.4.3.3 of the Credit Agreement.

            "Letter of Credit" means a letter of credit issued by LC Issuing Bank pursuant to 2.2.1 of the Credit Agreement in such form as may be accepted by LC Issuing Bank.

            "Letter of Credit Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total Letter of Credit Commitment at such time.

            "Letter of Credit Fees" has the meaning given in Section 2.4.3.3 of the Credit Agreement.

            "LIBOR Loans" means a LIBOR Revolving Loan or a LIBOR Term Loan.

            "LIBOR Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards if necessary, to the nearest 1/16th of 1%) equal to (a)(i) the offered rate for deposits in Dollars (in the approximate amount and having approximately the same Interest Period as the LIBOR Loan to be made) in the London Interbank Market at approximately 11:00 a.m. (London time) two Banking Days prior to the commencement of the applicable Interest Period, which appears on the Telerate Screen, or, (ii) if such rate does not appear on the Telerate Screen, the rate per annum determined by Administrative Agent in good faith to be the average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the rates per annum at which Administrative Agent, at approximately 11:00 a.m. London time, two Banking Days prior to the commencement of such Interest Period, is offered, by prime banks in the London interbank market selected by Administrative Agent, for deposits in Dollars for a period approximately equal to such Interest Period and in an amount approximately equal to the principal amount of the Loan scheduled to be outstanding during such Interest Period, divided by (b) 100% minus the Reserve Requirement (expressed as a percentage) for such LIBOR Loan for such Interest Period.

            "LIBOR Revolving Loan" has the meaning given in Section 2.1.1.2(a) of the Credit Agreement.

            "LIBOR Term Loan" has the meaning given in Section 2.1.2.2(a) of the Credit Agreement.

            "Lien" on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Liquidation Costs" has the meaning given in Section 2.8 of the Credit Agreement.

            "Loans" means collectively the Revolving Loans and the Term Loans.

            "Majority Lenders" means , at any time, Lenders holding in excess of 50% of the Proportionate Shares.

            "Material Adverse Effect" means with respect to any Person,

            (a) a material adverse change in the business, property, results of operations, or financial condition of such Person and any Significant Subsidiary thereof, taken as a whole; or

            (b) any event or occurrence of whatever nature which materially and adversely:

            (i) changes such Person's ability to perform its obligations under the Credit Facility Documents to which it is a party, or

            (ii) impairs the legality, validity, binding effect or enforceability of the Credit Agreement or Notes.

            "Maturity Date" means (i) with respect to the 364-Day Facility, the Commitment Termination Date applicable to such Facility, unless Borrower exercises the Term Loan Conversion Option in accordance with Section 2.1.2.1 of the Credit Agreement, in which case the Maturity Date applicable to the 364-Day Facility shall be the first anniversary of the Commitment Termination Date applicable to such Facility; and (ii) with respect to the 3-Year Facility, the Commitment Termination Date applicable to such Facility.

            "Minimum Notice Period" means (a) at least three Banking Days before the date of any Borrowing, continuation or conversion of a Loan resulting in whole or in part in one or more LIBOR Loans and (b) before 12:00 p.m. on the Banking Day of any Borrowing or conversion of a Loan is requested resulting in whole or in part in one or more Base Rate Loans.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means any ERISA Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA).

            "Non-Advancing Lender" has the meaning given in Section 7.12 of the Credit Agreement.

            "Non-Recourse Indebtedness" means Indebtedness which is not an obligation of, and is otherwise without recourse to, the assets or revenues of Borrower or any subsidiary of Borrower (other than the assets or revenues of TPS or any subsidiary of TPS).

            "Note" has the meaning given in Section 2.1.6 of the Credit
Agreement.

            "Notice of Borrowing" has the meaning given in Section 2.1.1.2 of the Credit Agreement.

            "Notice of Conversion of Loan Type" has the meaning given in Section
2.1.4 of the Credit Agreement.

            "Notice of LC Activity" has the meaning given in Section 2.2.3 of the Credit Agreement.

            "Notice of Term-Conversion" has the meaning given in Section
2.1.2.2.

            "Obligations" means all obligations of Borrower under the Credit Agreement and the other Credit Facility Documents.

            "Other Taxes" has the meaning given in Section 2.5.4.1 of the Credit Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority, trust, trustee or any other entity whether acting in an individual, fiduciary or other capacity.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Administrative Agent in connection with extensions of credit to debtors).

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or Section 4975(d) of the Code.

            "Proportionate Share" means (i) in the context of voting in matters requiring the vote of all or a percentage of the Lenders, with respect to each Lender at any time, a percentage equal to the quotient of (a) the sum of (I) so long as any Commitments or any Loans or other amounts are outstanding under the 364-Day Facility (A) at any time prior to the Commitment Termination Date of the 364-Day Facility, the percentage interest of such Lender in the Total 364-Day Facility Commitment, as set forth on Schedule 1A to the Credit Agreement, multiplied by the Total 364-Day Facility Commitment, or (B) at any time after the Commitment Termination Date of the 364-Day Facility has occurred, the percentage interest of such Lender in the outstanding principal amount of all Term Loans, multiplied by the aggregate outstanding principal amount of all Term Loans, plus (II) the percentage interest of such Lender in the Total 3-Year Facility Commitment, as set forth on Schedule 1B to the Credit Agreement, multiplied by the sum of the Total 3-Year Facility Commitment plus the Aggregate LC Stated Amount plus all outstanding Reimbursement Obligations, divided by (b) the sum of (I) so long as any

Commitments or any Loans or other amounts are outstanding under the 364-Day Facility (A) at any time prior to the Commitment Termination Date of the 364-Day Facility, the Total 364-Day Facility Commitment, or (B) at any time after the Commitment Termination Date of the 364-Day Facility has occurred, the aggregate outstanding principal amount of all Term Loans plus (II) the Total 3-Year Facility Commitment plus the Aggregate LC Stated Amount plus all outstanding Reimbursement Obligations, and (ii) with respect to each Lender at any time in the context of funding Loans, participating in the issuance, extension or increase in the Stated Amount of any Letter of Credit, reduction of Commitments, payment of principal, interest and Reimbursement Obligations and waiver if any conditions precedent to funding under a Particular Facility, the percentage participation of such Lender in the Total 364-Day Facility Commitment or the Total 3-Year Facility Commitment, as applicable, as set forth on Schedule 1A (with respect to the 364-Day Facility) or 1B (with respect to the 3-Year Facility, including any Letters of Credit issued thereunder) to the Credit Agreement.

            Upon any transfer by a Lender of all or part of its Commitments, the Administrative Agent may revise Schedules 1A and 1B, as applicable, to reflect the Lenders' Proportionate Shares after giving effect to such transfer.

            "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

            "Regulatory Change" means any change after the date of the Credit Agreement in federal, state, local or foreign laws, regulations, Legal Requirements or requirements under applicable permits, or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state, local or foreign laws, regulations, Legal Requirements or requirements under applicable permits (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

            "Reimbursement Obligation" means Borrower's obligation to repay Drawing Payments under any of the Letters of Credit as provided in Sections
2.2.4 and 2.2.5 of the Credit Agreement.

            "Required Lenders" means (i) at any time, except in connection with the election or enforcement of remedies, Lenders having Proportionate Shares which in the aggregate exceed 66.7% and (ii) with respect to the election or enforcement of remedies under Section 6.2, Lenders having Proportionate Shares in all outstanding Loans, Letters of Credit and Reimbursement Obligations (without including any unfunded Commitments) which in the aggregate exceed 66.7%.

            "Reserve Requirement" means, for LIBOR Loans, the maximum rate (expressed as a percentage) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period therefor under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate or LIBOR Loans is to be determined, (ii) any category of liabilities or extensions of credit or other assets which include LIBOR Loans or (iii) any category of liabilities or extensions of credit which are considered irrevocable commitments to lend.

            "Responsible Officer" means, as to any Person, its president, chief executive officer, any vice president, treasurer, or secretary or any managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to such managing general partner, manager or managing member).

            "Revolving Loan" has the meaning given in Section 2.1.1.1 of the Credit Agreement.

            "S&P" means Standard & Poor's Corporation.

            "Significant Subsidiary" means, collectively, Tampa Electric , TPS and any other subsidiary of Borrower, formed or acquired after the Closing Date the total assets (after intercompany eliminations) of which exceed 10% of the total assets of Borrower and its subsidiaries (taken as a whole).

            "SPC" has the meaning given in Section 7.13.2 of the Credit
Agreement.

            "Stated Amount" means with respect to each Letter of Credit, the total amount available to be drawn thereunder at the time in question in accordance with the terms of such Letter of Credit.

            "Subject Claims" has the meaning given in Section 5.12.1.

            "Subscribing Lender" has the meaning given in Section 2.3.4.5.

            "Tampa Electric" means Tampa Electric Company, a Florida corporation.

            "Tampa Electric Credit Agreement" means the Credit Agreement, dated November 14, 2001 among Tampa Electric, Citibank, N.A., as administrative agent, and the financial institutions parties thereto.

            "Tampa Electric Credit Facility Administrative Agent" means Citibank, N.A., acting in its capacity as administrative agent for the Tampa Electric Credit Facility Lenders under the Tampa Electric Credit Agreement, or its successor appointed pursuant to the terms of the Tampa Electric Credit Agreement.

            "Tampa Electric Credit Facility Documents" has the meaning given the term "Credit Facility Documents" in Exhibit A to the Tampa Electric Credit Agreement.

            "Tampa Electric Credit Facility Lenders" has the meaning given the term "Lenders" in Exhibit A to the Tampa Electric Credit Agreement.

            "Tampa Electric Credit Facility Majority Lenders" has the meaning given the term "Majority Lenders" in Exhibit A to the Tampa Electric Credit Agreement.

            "Tampa Electric Total Commitment" has the meaning given the term "Total Facility Commitment" in Exhibit A to the Tampa Electric Credit Agreement.

            "Taxes" has the meaning given in Section 2.5.4.1 of the Credit Agreement.

            "TECO Subordinated Debentures" means the 8.50% Junior Subordinate Notes due 2041, issued by Borrower on December 20, 2000, in the original principal amount of $206,200,000.

            "Telerate Screen" means the display designated as Page 3750 on the Reuters Monitor Money Rates Service (or such page as may replace such page for the purpose of displaying London Interbank offered rates of major banks, or, if discontinued, any replacement service designated by Administrative Agent).

            "Term-Conversion" has the meaning given in Section 2.1.2.1 of the Credit Agreement.

            "Term Loan" has the meaning given in Section 2.1.2.1 of the Credit Agreement.

            "Term Loan Conversion Option" means the right and option of Borrower under the Credit Agreement to convert any outstanding principal balance under the 364-Day Facility as of the Commitment Termination date to Term Loans as of such date.

            "Term Loan Maturity Date" the day preceding the first anniversary of the Commitment Termination Date of the 364-Day Facility.

            "364-Day Facility" has the meaning given in Recital B of the Credit Agreement.

            "364-Day Facility Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the Total 364-Day Facility Commitment at such time.

            "3-Year Facility" has the meaning given in Recital B of the Credit Agreement.

            "3-Year Facility Commitment" means, at any time with respect to each Lender, such Lender's Proportionate Share of the 3-Year Facility Total Commitment at such time.

            "Total Commitment" has the meaning given in Section 2.3.1 of the Credit Agreement.

            "Total Debt" means, without duplication, Indebtedness of Borrower and its Significant Subsidiaries determined on a consolidated basis outstanding at the date of any determination thereof, but expressly excluding (a) Non-Recourse Indebtedness of Borrower and its subsidiaries, (b) junior subordinated debentures issued by Borrower and its subsidiaries; provided that such junior subordinated debentures have subordination and deferral features substantially similar to those in the TECO Subordinated Debentures, and (c) preferred stock of

Borrower and its subsidiaries in an amount not to exceed 10% of Borrower's Capitalization on such date.

            "Total Letter of Credit Commitment" has the meaning given in Section 2.3.2.

            "Total 364-Day Facility Commitment" has the meaning given in Section
2.3.1 of the Credit Agreement.

            "Total 3-Year Facility Commitment" has the meaning given in Section
2.3.1 of the Credit Agreement.

            "TPS" means TECO Power Services Corporation, a Florida corporation.

            "Type" means the type of Loan, whether a Base Rate Loan or LIBOR
Loan.

            "Up-Front Fee" has the meaning given in Section 2.4.1 of the Credit Agreement.

            RULES OF INTERPRETATION

            1. The singular includes the plural and the plural includes the singular.

            2. "or" is not exclusive.

            3. A reference to a Governmental Rule or Legal Requirement includes any amendment or modification to such Governmental Rule or Legal Requirement, and all regulations, rulings and other Governmental Rules or Legal Requirement promulgated under such Governmental Rule.

            4. A reference to a Person includes its permitted successors and permitted assigns.

            5. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

            6. The words "include," "includes" and "including" are not limiting.

            7. A reference in a document to an Article, Section, Exhibit, Schedule, Annex, Appendix or Attachment is to the Article, Section, Exhibit, Schedule, Annex, Appendix or Attachment of such document unless otherwise indicated. Exhibits, Schedules, Annexes, Appendices or Attachments to any document shall be deemed incorporated by reference in such document.

            8. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

            9. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

            10. References to "days" shall mean calendar days, unless the term "Banking Days" shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

            11. The Credit Facility Documents are the result of negotiations between, and have been reviewed by Borrower, Administrative Agent, each Lender and their respective counsel. Accordingly, the Credit Facility Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, Administrative Agent or any Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

                                    EXHIBIT B

                                  FORM OF NOTE

                                                                    Exhibit 4.41
                                                                       EXHIBIT B
                                                             to Credit Agreement

                                  FORM OF NOTE

$______________                                               New York, New York
Note No. ______                                                 __________, 200_

            For value received, the undersigned TECO ENERGY, INC., a Florida corporation ("Borrower"), promises to pay to ___________________ ("Lender"), or order, at the office of _______ located at ______________________, Attn:
___________________, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________________ DOLLARS ($______________), or if less, the aggregate unpaid and outstanding principal amount of Loans advanced by Lender to Borrower pursuant to that certain Credit Agreement, dated as of [___________], 2001 (as amended, amended and restated or otherwise modified from time to time, the "Credit Agreement"), by and among Borrower, the financial institutions named therein (the "Lenders") and Citibank, N.A., as Administrative Agent for the Lenders ("Administrative Agent"), and all other amounts owed by Borrower to Lender hereunder.

            This is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement.

            The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement, including, without limitation, any prepayment fees and premiums provided for therein.

            Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement and Borrower agrees to pay other fees and costs as stated in the Credit Agreement.

            If any payment on this Note becomes due and payable on a date which is not a Banking Day, such payment shall be made on the first succeeding, or next preceding, Banking Day, in accordance with the terms of the Credit Agreement.

            All Loans made by Lender pursuant to the Credit Agreement and other Credit Documents, and all payments and prepayments made on account of the principal balance hereof shall be recorded by Lender on the grid attached hereto, provided that failure to make such a notation shall not affect or diminish Borrower's obligation to repay all amounts due on this Note as and when due.

            Upon the occurrence and during the continuation of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Credit Facility Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

            Borrower agrees to pay costs and expenses, including without limitation attorneys' fees, as set forth in Section 8.4 of the Credit Agreement.

            This Note has been executed and delivered in and shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

                                                                    Exhibit 4.41

                              TECO ENERGY, INC.


                              By: ___________________________________________
                                  Name:
                                  Title:

                                    Prepayment or            Outstanding
    Date             Advance          Repayment                Balance
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                   EXHIBIT C-1

                           FORM OF NOTICE OF BORROWING

                                                                    Exhibit 4.41
                                                                     Exhibit C-1
                                                             to Credit Agreement

                           FORM OF NOTICE OF BORROWING
                     (Delivered pursuant to Section 2.1.1.2
                   of the TECO Energy, Inc. Credit Agreement)

                            [__________], 200[_____]

Citibank, N.A.,
  as Administrative Agent for the Bridge Banks
388 Greenwich Street
20th Floor
New York, NY 10013
Attention:  Lorraine Frankel
Tel: (212) 816-0988
Fax: (212) 816-0584

with copies to:

Citibank N.A.
2 Penns Way, Suite 2000
New Castle, Delaware 19720
Attention: Janet Wallace
Tel: (302) 894-6029
Fax: (302) 894-6120

            Re: TECO Energy, Inc. Credit Agreement: Notice of Borrowing

            This Notice of Borrowing is delivered to you pursuant to Section
2.1.1.2 of the Credit Agreement dated as of [________], 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein (the "Lenders") and Citibank, N.A., as administrative agent for the Lenders ("Administrative Agent"). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

            This Notice of Borrowing constitutes a request for a Borrowing as set out below:

            1. The requested date of the Borrowing is __________, 200____, which is a Banking Day.

            2.    The total amount of the requested Loan is $________

            3.    Borrowers request the following funding options:

                  a.    Base Rate Loan amount:  $________

                  b.    LIBOR Loan amount:  $_________

                 Amount Requested          Initial Interest Period
                 ----------------          -----------------------

                 $__________               ______________ months
                 $__________               ______________ months
                 $__________               ______________ months

            [4. The proceeds of the Loan should be sent as follows: [Insert wiring instructions]]

            5. The Facility under which the Loan is requested is the [specify the 3-year Facility of the 364-day Facility].

            The undersigned further confirms and certifies to Administrative Agent and each Lender that (i) the requested Loan, when aggregated with all Loans then outstanding, will not exceed the Total Commitment applicable to the Facility under which the Loan is requested, and (ii) the conditions set forth in Section [3.1][3.2] of the Credit Agreement have been satisfied or waived in accordance with the terms thereof.

                            [SIGNATURE PAGE FOLLOWS]

                              TECO ENERGY, INC.


                              By: ___________________________________________
                                  Name:
                                  Title:

                                   EXHIBIT C-2

                    FORM OF NOTICE OF CONVERSION OF LOAN TYPE

                                                                    Exhibit 4.41
                                                                     EXHIBIT C-2
                                                             to Credit Agreement

                    FORM OF NOTICE OF CONVERSION OF LOAN TYPE
                      (Delivered pursuant to Section 2.1.4
                   of the TECO Energy, Inc. Credit Agreement)

                                     [Date]

Citibank, N.A.,
  as Administrative Agent for the Banks
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Lorraine Frankel
Tel: (212) 816-0988
Fax: (212) 816-0584

with copies to:

Citibank N.A.
2 Penns Way, Suite 2000
New Castle, Delaware 19720
Attention: Janet Wallace
Tel: (302) 894-6029
     Fax: (302) 894-6120

      Re: TECO Energy, Inc.: Notice of Conversion of Loan Type

            Reference is hereby made to that certain Credit Agreement dated as of [_________], 2001 (as amended, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein (the "Lenders") and Citibank, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

            Pursuant to Section 2.1.4 of the Credit Agreement, Borrower hereby requests conversion of the following Loans as set forth below [include only those which are applicable]:

A.    364-Day Facility

      1.    Conversion of Base Rate Loans to LIBOR Loans:

            Base Rate Loans in the following amount:      $_________
            to be converted to LIBOR Loans
            as follows:

            LIBOR Loan to expire __________, ____:        $_________

            LIBOR Loan to expire __________, ____:        $_________

      2.    Conversion of LIBOR Loans to Base Rate Loans:

            LIBOR Loans in the following amount:          $_________
            to be converted to Base Rate Loans.

B.    3-Year Facility

      1.    Conversion of Base Rate Loans to LIBOR Loans:

            Base Rate Loans in the following amount:      $_________
            to be converted to LIBOR Loans
            as follows:

            LIBOR Loan to expire __________, ____:        $_________

            LIBOR Loan to expire __________, ____:        $_________

      2.    Conversion of LIBOR Loans to Base Rate Loans:

            LIBOR Loans in the following amount:          $_________
            to be converted to Base Rate Loans.

            The effective date of the conversion shall be _____, ____ which is a Banking Day and which shall be the first day after the last day of an Interest Period if converting from LIBOR Loans.

            IN WITNESS WHEREOF, Borrower has executed this Notice of Conversion of Loan Type on the date set forth above.

                              TECO ENERGY, INC.


                              By: ____________________________________________
                                  Name:
                                  Title:

The undersigned acknowledges receipt of a copy of this Notice of Conversion of Loan Type:

CITIBANK, N.A.,                                       Date:  __________, _____
  as Administrative Agent for the Banks


By: _________________________________________
    Name:
    Title:

                                   EXHIBIT C-3

                FORM OF CONFIRMATION OF INTEREST PERIOD SELECTION

                                                                    Exhibit 4.41
                                                                     EXHIBIT C-3
                                                             to Credit Agreement

                FORM OF CONFIRMATION OF INTEREST PERIOD SELECTION
                 (Delivered pursuant to Section 2.1.3.4(b)of the
                       TECO Energy, Inc. Credit Agreement)

                                     [Date]

Citibank, N.A.,
  as Administrative Agent for the Banks
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Lorraine Frankel
Tel: (212) 816-0988
Fax: (212) 816-0584

with copies to:

Citibank N.A.
2 Penns Way, Suite 2000
New Castle, Delaware 19720
Attention: Janet Wallace
Tel: (302) 894-6029
Fax: (302) 894-6120

            Re: TECO Energy, Inc. Credit Agreement: Confirmation of Interest Period Selection

            This Confirmation of Interest Period Selection is delivered to you pursuant to Section 2.1.3.4(b) of the Credit Agreement dated as of [____________], 2001 ("Credit Agreement"), among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein (the "Lenders") and Citibank, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

            This Confirmation of Interest Period Selection relates to $ __________ of the LIBOR Loans with an Interest Period ending on ________. This Confirmation of Interest Period Selection constitutes a confirmation that effective __________ (which shall be the last day of an Interest Period):

            The requested Interest Period for ___________ of such LIBOR Loans shall be __ months.

            This notice shall be effective only if delivered to Administrative Agent as a Confirmation of Interest Period Selection made pursuant to Section 2.1.3.4(b) of the Credit Agreement.

            The undersigned confirms and certifies to each Lender that as of the date of this Confirmation of Interest Period Selection, no Event of Default or Inchoate Default exists under the Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                    Exhibit 4.41

                              TECO ENERGY, INC.


                              By: _______________________________________
                                  Name:
                                  Title:

            The undersigned acknowledges receipt of a copy of this Confirmation of Interest Period Selection:

CITIBANK, N.A.,                                       Date:  __________, _____
as Administrative Agent for the Lenders


By: ______________________________________
    Name:
    Title:

                                   EXHIBIT C-4

                        FORM OF NOTICE OF TERM-CONVERSION

                                                                    Exhibit 4.41

                                                                     EXHIBIT C-4
                                                             to Credit Agreement

                        FORM OF NOTICE OF TERM-CONVERSION
                     (Delivered pursuant to Section 2.1.2.2
                   of the TECO Energy, Inc. Credit Agreement)

                                     [Date]

Citibank, N.A.,
  as Administrative Agent for the Banks
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Lorraine Frankel
Tel: (212) 816-0988
Fax: (212) 816-0584

with copies to:

Citibank N.A.
2 Penns Way, Suite 2000
New Castle, Delaware 19720
Attention: Janet Wallace
Tel: (302) 894-6029
Fax: (302) 894-6120

            Re:   TECO Energy, Inc.Credit Agreement: Notice of Term-Conversion

            This Notice of Term-Conversion is delivered to you pursuant to
Section 2.1.2.2 of that certain Credit Agreement dated as of [__________], 2001 (as amended, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein ("Lenders") and [__________], as Administrative Agent for the Lenders ("Administrative Agent"). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

            This Notice of Term-Conversion constitutes a request for Term-Conversion of all outstanding Loans under the 364-Day Facility as of the Commitment Termination Date applicable thereto in an amount not in excess of the Total 364-Day Facility Commitment.

            1.    The date of the Term-Conversion is ______________, ______.

            2. The aggregate amount of Loans under the 364-Day Facility to be converted to Term Loans is $_________________.

            3.    Borrower requests the following funding options:

                  a.    Base Rate Term Loans: $_________________.

                  b.    LIBOR Term Loans: $________________.

                 Amount Requested          Initial Interest Period
                 ----------------          -----------------------

                 $__________               ______________ months
                 $__________               ______________ months
                 $__________               ______________ months

            The undersigned further confirms and certifies to Administrative Agent and each Lender that, as of the date of the Term-Conversion, the conditions set forth in Section 3.2 of the Credit Agreement have all been satisfied or waived in accordance with the terms thereof.

                                    TECO ENERGY, INC.


                                    By: ______________________________________
                                        Name:
                                        Title:

                                   EXHIBIT C-5

                          FORM OF NOTICE OF LC ACTIVITY

                                                                    Exhibit 4.41
                                                                     EXHIBIT C-5
                                                             to Credit Agreement

                          FORM OF NOTICE OF LC ACTIVITY
                      (Delivered pursuant to Section 2.2.3
                   of the TECO Energy, Inc. Credit Agreement)

                                     [Date]

Citibank, N.A.,
  as Administrative Agent for the Banks
2 Penns Way, Suite 2000
New Castle, Delaware 19720
Attention: Janet Wallace
Tel: (302) 894-6029
Fax: (302) 894-6120

with copy to:

JPMorgan Chase Bank
  as LC Issuing Bank
One Chase Manhattan Plaza
10th Floor
New York, NY 10081
Attention: Yvon Luxama
Tel: (212) 552-1574
Fax: (212) 552-7819

            Re:   TECO Energy, Inc.: Notice of LC Activity

            This Notice of LC Activity is delivered to you pursuant to Section
2.2.3 of the Credit Agreement dated as of [_________], 2001 ("Credit Agreement"), among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein (the "Lenders") and Citibank, N.A., as Administrative Agent for the Lenders ("Administrative Agent"). All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Credit Agreement unless otherwise defined herein or unless the context requires otherwise.

            1. We request that [a/the] [specify Letter of Credit] be [issued] [extended] [changed] as provided below.

            2. The issue date of the Letter of Credit is __________________, and the [extended] Expiration Date of the Letter of Credit is ________________, neither of which is later than the Maturity Date of the 3-Year Facility.

            3. [The Stated Amount of the Letter of Credit to be issued is $_____________ which, together with the aggregate Stated Amount of all other outstanding Letters of Credit and, without duplication, all outstanding Reimbursement Obligations in respect thereof, does not exceed the Total Letter of Credit Commitment.] or

[[USE FOR INCREASING STATED AMOUNT OF LETTERS OF CREDIT] We request that the Stated Amount of the Letter of Credit in favor of __________ be changed from $__________ to $__________ which, together with the aggregate Stated Amount of all other outstanding Letters of Credit and, without duplication, all outstanding Reimbursement Obligations in respect thereof, does not exceed the Total Letter of Credit Commitment.] .

After giving effect to the foregoing [issuance/increase in Stated Amount], the aggregate principal amount of all Loans outstanding under the 3-Year Facility will not exceed the Total 3-Year Facility Commitment.

            4. Administrative Agent is instructed to deliver the [Letter of Credit] [notice of extension] [notice of change in Stated Amount] to ________, [the LC Beneficiary] [Borrower], at [address].

            The undersigned further confirms and certifies to Administrative Agent and each Lender that the Letter of Credit requested or modified hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement, and that, as of the date of the issuance of the Letter of Credit, the conditions set forth in Section 3.2 of the Credit Agreement have all been satisfied or waived in accordance with the terms thereof.

                              TECO ENERGY, INC.,


                              By: _________________________________________
                                  Name:
                                  Title:

                                    EXHIBIT D

                     FORM OF BORROWER'S CLOSING CERTIFICATE

                                                                    Exhibit 4.41
                                                                       Exhibit D
                                                             to Credit Agreement

                         BORROWER'S CLOSING CERTIFICATE

            Pursuant to Section 3.1.9 of the Credit Agreement (as defined below), the undersigned hereby certifies on this [_____] day of [__________] 2001 to CITIBANK, N.A., as administrative agent ("Administrative Agent") for the Lenders under that certain Credit Agreement, dated as of [___________], 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement") among TECO Energy, Inc., a Florida corporation ("Borrower"), the financial institutions named therein (the "Lenders") and Administrative Agent, that:

            1. Borrower is not or, but for the passage of time or the giving of notice or both will be, in breach of any material obligation thereunder which is reasonably expected to have a Material Adverse Effect on Borrower.

            2. Each representation and warranty made in Article IV of the Credit Agreement is true and correct as of the Closing Date (unless such representation or warranty expressly relates to another time).

            3. There exists no Event of Default or Inchoate Default as of the Closing Date.

            4. The conditions precedent set forth in Section 3.1 of the Credit Agreement have been satisfied or have been waived in writing by Administrative Agent with, as applicable, the consent of the Lenders.

            All capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given to them in Exhibit A to the Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, Borrower has executed this Certificate on the date set forth above.

                              TECO ENERGY, INC.


                              By: ____________________________________________
                                  Name:
                                  Title: